UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Philip Morris International Inc.

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2017 PROXY STATEMENT

And Notice of Annual Meeting of Shareholders

To be held on Wednesday, May 3, 2017

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March 23, 2017

Dear Fellow Shareholder,

You are cordially invited to join us at the 2017 Annual Meeting of Shareholders of Philip Morris International Inc. (“PMI” or the “Company”) to be held on Wednesday, May 3, 2017, at 9:00 a.m., in the Empire State Ballroom at the Grand Hyatt New York, 109 East 42nd Street, New York, New York.

At this year’s meeting, we will vote on the election of thirteen directors, an advisory say-on-pay vote approving executive compensation, an advisory resolution regarding the frequency of future say-on-pay votes, the approval of the 2017 Performance Incentive Plan, the approval of the 2017 Stock Compensation Plan for Non-Employee Directors, the ratification of the selection of PricewaterhouseCoopers SA as the Company’s independent auditors, and, if properly presented, two proposals from shareholders. There will also be a report on the Company’s business, and shareholders will have an opportunity to ask questions.

We anticipate that a large number of shareholders will attend the meeting. Because seating is limited, you may bring only one immediate family member as a guest. All attendees must present an admission ticket and government-issued photographic identification. To request an admission ticket, please follow the instructions set forth on page 75 in response to Question 4.

The meeting facilities will open at 7:30 a.m. on May 3, 2017. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017-5579. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops and other portable electronic devices, video and still cameras, pagers and pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules, which assist us in conducting a safe and orderly meeting.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet. As we did last year, we are mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access our proxy statement and 2016 Annual Report to Shareholders and vote online. Those shareholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. By furnishing this Notice, we are lowering costs and reducing the environmental impact of our Annual Meeting.

Your vote is important. We encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,	Sincerely,

LOUIS C. CAMILLERI CHAIRMAN OF THE BOARD	ANDRÉ CALANTZOPOULOS CHIEF EXECUTIVE OFFICER

For further information about the Annual Meeting, please call toll-free 1-866-713-8075.

PMI 2017 Proxy Statement • 1

PHILIP MORRIS INTERNATIONAL INC.

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	9:00 a.m. on Wednesday, May 3, 2017

Place	Empire State Ballroom Grand Hyatt New York 109 East 42nd Street New York, New York

Items of Business	(1) To elect thirteen directors.

(2) To vote on an advisory resolution approving executive compensation.

(3) To vote on an advisory resolution on the frequency of future advisory votes on executive compensation.

(4) To approve the 2017 Performance Incentive Plan.

(5) To approve the 2017 Stock Compensation Plan for Non-Employee Directors.

(6) To ratify the selection of PricewaterhouseCoopers SA as independent auditors for the Company for the fiscal year ending December 31, 2017.

(7) To vote on two shareholder proposals, if properly presented at the meeting.

(8) To transact other business properly coming before the meeting.

Who Can Vote

Only shareholders of record of shares of common stock at the close of business on March 10, 2017 (the “Record Date”) are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each shareholder of record on the Record Date is entitled to one vote for each share of common stock held. On March 10, 2017, there were 1,553,138,929 shares of common stock issued and outstanding.

Voting of Proxies and Deadline for Receipt

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting. Proxies submitted by telephone or Internet must be received by 11:59 p.m., EDT, on May 2, 2017.

2016 Annual Report	A copy of our 2016 Annual Report is enclosed.

Date of Mailing	This notice and the proxy statement are first being mailed to shareholders on or about March 23, 2017.

Jerry Whitson

Deputy General Counsel and Corporate Secretary

March 23, 2017

WE URGE EACH SHAREHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE THE QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON. PLEASE NOTE THAT YOU MUST OBTAIN AN ADMISSION TICKET IN ORDER TO ATTEND THE MEETING. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 75 IN RESPONSE TO QUESTION 4.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2017: The Company’s Proxy Statement and 2016 Annual Report are available at

www.pmi.com/investors.

2 • PMI 2017 Proxy Statement

LETTER FROM THE BOARD OF DIRECTORS

Dear Fellow Shareholder,

Last year, with the full support of the Board of Directors, your Company announced that its key strategic priority is to develop and commercialize smoke-free products that are a much better choice than cigarette smoking, and to lead a full-scale effort to ensure that smoke-free products replace cigarettes to the benefit of adult smokers, society, our Company and its shareholders. As your Company engages in the tremendous external and internal transformation necessary to achieving that goal, the Board wishes to take this opportunity to discuss how it perceives and performs its corporate governance role and oversees management’s efforts to enhance shareholder value responsibly and sustainably over the long term.

Over the last decade, the Board has spent an increasing portion of its time overseeing the Company’s RRP progress. We engage actively in several aspects of this effort. We discuss with the Company’s scientists and engineers their progress in designing multiple Reduced-Risk Product platforms, and in conducting rigorous scientific assessments of these platforms. We monitor the Company’s progress in preparing regulatory submissions for these products. Since the spin-off in 2008, we have considered and approved more than $3 billion in expenditures to research and develop these products and to manufacture them. We closely follow the Company’s steps to commercialize the IQOS product, as well as other RRP platforms. Recognizing that these products are not risk free, we monitor management’s engagement with regulators as it seeks to ensure that RRPs are responsibly developed, scientifically assessed and marketed. The Board oversees management’s efforts to assure that the Company’s employees are prepared and equipped to meet the new and substantial challenges of the Company’s transformation from cigarettes to RRPs. The Board is also overseeing management’s development of key performance indicators, or KPIs, so that the Company can track and publicly report its transformation progress. To learn more about the Company’s RRP program, please visit www.pmiscience.com.

As exemplified by the significant investments of money, time and organizational effort in RRPs, the core of the Board’s oversight framework is a focus on long-term versus short-term results. The Board devotes two meeting days each year to reviewing, understanding, discussing and challenging management’s long-range strategic plan. It also approves the original budget each year, and its Compensation and Leadership Development Committee sets performance goals based on that budget that determine incentive compensation levels for the Company’s management team. We receive updates on the Company’s progress against the budget and the long-range plan throughout the year.

The Board believes that operating with integrity and in full compliance with law and regulation are central to the Company’s business strategy. Company leaders must unequivocally evince this principle with an unmistakable and unwavering tone-at-the-top. In the words of our Chairman, “the essence of effective compliance is candor, transparency and honesty.” To reinforce this message throughout the organization, each year the Board meets in one of our key markets, most recently in Russia, Japan, Italy, Germany, Mexico and Turkey, and the Audit Committee meets with the local finance department in another key market.

Another critical role of the Board is to oversee that the Company effectively identifies, owns, manages and mitigates enterprise risks. In the past two years, management has structured a more formal process to deal with enterprise risks, as discussed on page 14 of this proxy statement. Management reports to the Board and its Committees with respect to these risks throughout the year.

The Board understands the Company’s special responsibility as a tobacco company. In addition to RRPs, the Board oversees the Company’s progress to improve continuously the sustainability of the Company’s business and its value chain and to contribute to the global sustainability agenda. In 2015, with the Board’s encouragement, the Company became the only international tobacco company to date to join the United Nations Global Compact, an initiative to encourage businesses worldwide to adopt sustainable and socially responsible policies, and to report on their implementation. The Company filed its first Communication on Progress last year, detailing our progress vis-à-vis the Compact’s Ten Principles in the areas of human rights, labor, environment and anti-corruption. The cornerstone of the report to the U.N. is the Company’s determination to address the health impact of combustible tobacco products through RRPs. Space prevents our summarizing this important report here, but it can be found at www.pmi.com/sustainability, and we commend it to you.

In 2016, the Company also published its third report on its Agricultural Labor Practices program; the report describes the scope of the program and the Company’s commitment to and progress in implementing good agricultural practices that

PMI 2017 Proxy Statement • 3

LETTER FROM THE BOARD OF DIRECTORS

support farmers in improving the quality and productivity of their crops, improving food security and diversification, respecting the environment, and achieving safe and fair labor practices. The program, which is independently monitored and audited and reported transparently, has earned praise from several sources, including the United States Department of Labor and Human Rights Watch. Our 2014-2015 Progress Report can be found at www.pmi.com/sustainability.

We encourage the Company’s efforts regarding the environment, which resulted in its being awarded “Climate A List” status in the CDP Global Climate Leaders Report for the third year in a row and placing the Company in the top 5% of more than 2,200 of the world’s largest companies that were assessed on their carbon footprint.

We commend the Company’s efforts to advance the socio-economic well-being of the communities in which it has a presence. Last year the Company partnered with more than 200 not-for-profit organizations to support 236 projects in 55 countries, focused on improving access to education, empowering women, and promoting economic opportunities to benefit the most vulnerable populations, while also providing emergency relief to communities suffering natural disasters in the Dominican Republic, Ecuador, Ethiopia, Indonesia, Italy, Japan, Malawi, Mozambique, the Philippines, and Portugal.

The Board also encourages management to continue to educate, train, develop and manage the Company’s talented workforce. As a testament to management’s commitment to offering an enriching work environment and exceptional development opportunities, and initiatives such as adopting flexible work arrangements to help employees balance their working and private lives, the Top Employer Institute recently certified the Company as a Global Top Employer in 34 countries. The Board reviews the Company’s progress in improving diversity and inclusion against key performance indicators, including its goals of achieving a new hire ratio of 50% female by the end of this year and increasing the proportion of females in management positions to 40% by 2022. We also monitor the Company’s pay scales and promotion rates for females and are pleased that it has earned equal salary certifications in Japan and Switzerland and was recognized in the Profiles in Diversity Journal as one of ten companies for innovation excellence in diversity and inclusion.

Through the Company’s Compensation and Leadership Development Committee, the Board strives to link pay to performance, not just for financial results, but also with respect to the Company’s strategic objectives to develop and commercialize RRPs, to improve sustainability, to manage talent, to increase diversity and inclusion, and to maintain robust central compliance and integrity programs. The Company’s progress in achieving each of those strategic objectives is built into the equation that determines the level of incentive awards earned by the Company’s executives. The Committee and the full Board also review and assist in the development of executive succession plans.

Page 10 of the proxy statement discusses the Board’s leadership structure, while page 17 outlines the attributes the Board seeks in its members, the Board’s diversity and global perspective, its healthy pace of director refreshment, and its relatively short average tenure.

Page 8 of this proxy statement discusses the Company’s extensive investor outreach program, the results of which are reported to the Board and the appropriate committees, and the Board’s recent actions taken to reflect investor input in the areas of compensation structure and governance practices. A summary of the governance practices established by the Board can be found on page 16.

The Board believes the various corporate governance practices are tools, not outcomes for achievement in and of themselves. Ultimately, the question is not whether a particular governance box is checked, but whether a company acts responsibly in a manner aligned with the expectations of its consumers, its shareholders and society. The Board is confident that your Company meets, and will continue to meet, that critical standard.

The Board’s relationship with management is excellent. Management’s communications are thorough and transparent. Management forthrightly informs the Board of all relevant matters, whether good or bad. It responds readily to all of the Board’s requests for information, and actively solicits and responds appropriately to the Board’s opinions, direction and advice. The Board expects nothing less.

Harold Brown	Jennifer Li	Lucio A. Noto
André Calantzopoulos	Jun Makihara	Frederik Paulsen
Louis C. Camilleri	Sergio Marchionne	Robert B. Polet
Massimo Ferragamo	Kalpana Morparia	Stephen M. Wolf
Werner Geissler

4 • PMI 2017 Proxy Statement

PMI 2017 Proxy Statement • 5

GLOSSARY OF TERMS

Financial Terms:

▪	Net revenues exclude excise taxes.

▪

Operating Companies Income, or OCI, is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income) or loss in unconsolidated subsidiaries, net.

▪	Adjusted OCI is defined as reported OCI adjusted for asset impairment, exit and other costs.

▪	OCI growth rates are on an adjusted basis.

▪	EPS stands for Earnings Per Share.

▪	Adjusted Diluted EPS is defined as reported diluted EPS adjusted for asset impairment and exit costs, discrete tax items and unusual items.

▪	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Other Terms:

▪

Reduced-Risk Products (“RRPs”) is the term we use to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. We have a range of RRPs in various stages of development, scientific assessment and commercialization. Because our RRPs do not burn tobacco, they produce far lower quantities of harmful and potentially harmful compounds than found in cigarette smoke.

▪	NEOs are Named Executive Officers and include our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and the three other most highly compensated officers serving in 2016.

▪	PSUs are Performance Share Units.

▪	RSUs are Restricted Share Units, and may be issued in the form of deferred share awards.

▪	TSR stands for Total Shareholder Return.

▪	In this proxy statement, “PMI,” the “Company,” “we,” “us,” and “our” refer to Philip Morris International Inc. and its subsidiaries.

▪	We divide our markets into four geographic regions, which constitute our segments for financial reporting purposes:

–	The European Union, or EU, Region covers all the EU countries and also comprises Switzerland, Norway and Iceland, which are linked to the EU through trade agreements;

–	The Eastern Europe, Middle East & Africa, or EEMA, Region includes Eastern Europe, certain Balkan countries, Turkey, the Middle East and Africa and our international duty free business;

–	The Asia Region covers all other Asian markets as well as Australia, New Zealand and the Pacific Islands; and

–	The Latin America & Canada, or LA&C, Region covers the South American continent, Central America, Mexico, the Caribbean and Canada.

6 • PMI 2017 Proxy Statement

PROXY STATEMENT SUMMARY

This proxy statement contains proposals to be voted on at our Annual Meeting, and other information about our Company and our corporate governance practices. We provide below a brief summary of certain information contained in this proxy statement. The summary does not contain all of the information you should consider. Please read the entire proxy statement carefully before voting.

2016 Business Performance Highlights

In 2016, we delivered strong results on our key performance metrics, while also achieving notable progress against our strategic initiatives. Our financial results were achieved despite significant volume declines in several markets, notably in Pakistan and the Philippines, where volume decreases were concentrated in low unit margin brands that had a limited impact on our bottom line. We more than offset lower shipment volumes through favorable pricing and better-than-anticipated RRP performance.

As further discussed on page 37, we also made significant progress on our strategic initiatives, with the standout achievement being the successful national roll-out of our IQOS Reduced-Risk Product platform in Japan, where IQOS heated tobacco sticks achieved a share of approximately 4.9% in the fourth quarter of 2016. An estimated 1.4 million adult smokers have already converted to IQOS, despite our restricting IQOS device sales due to temporary manufacturing capacity limitations on IQOS heated tobacco sticks. At year-end 2016, we were commercializing RRPs in key cities or nationally in 20 markets. Importantly, we made substantial progress on other fronts of RRP development, including scientific substantiation, underpinned by our Modified Risk Tobacco Product application to the U.S. Food and Drug Administration, product development, engagement with the public health communities, and the RRP regulatory and fiscal environment.

2016 Performance Targets and Results

PMI 2017 Proxy Statement • 7

PROXY STATEMENT SUMMARY

Investor Outreach

Throughout the year, the Company engages in an extensive shareholder outreach program during which it seeks input on a range of matters, including executive compensation and corporate governance. In 2015, the Compensation and Leadership Development Committee substantially revamped our executive compensation program in response to specific concerns raised by certain institutional shareholders and to the 2015 shareholder vote of 63.3% in support of the advisory say-on-pay proposal, a level that the Committee believed was inadequate. Our shareholders overwhelmingly supported the new compensation program, with the approval of 95.0% of the shares voted at the 2016 Annual Meeting. Based on this support and its own satisfaction with the new compensation program, the Compensation and Leadership Development Committee has determined not to make any substantial further modifications to the program at this time.

In 2016, we met with 65 of our top 100 institutional investors, representing 72% of our available global shareholder base (which excludes index and most pension funds), to discuss our business and environmental, social and governance issues. In addition to these regular Investor Relations engagements, we invited our 50 largest shareholders, holding approximately 52% of our shares, to participate in individual conference calls to discuss executive compensation and corporate governance. These engagements provided us a better understanding of our shareholders’ priorities, perspectives and positions. We reported the substance of these engagements to our Compensation and Leadership Development Committee, our Nominating and Corporate Governance Committee, and our entire Board of Directors.

The shareholders with whom we spoke overwhelmingly supported the new compensation program. They also commended the governance changes made in 2015, namely the new proxy access by-law, the adoption of share ownership guidelines for non-employee directors, the enhancements to the Company’s anti-hedging and anti-pledging policies, and the formalization of the Nominating and Corporate Governance Committee’s oversight of the Company’s lobbying and trade association activities and expenditures.

In September 2016, we held our biennial Investor Day, which was attended in person by sell-side analysts and by representatives of the holders of approximately 27% of our available global shareholder base. All shareholders were able to view the presentations by webcast. During this two-day conference, shareholders received detailed presentations about our business and had the opportunity to meet with and ask questions of our senior management team. Before the conference, we commissioned an independent third-party to survey sell-side analysts and institutional shareholders on a number of topics, including those they most wished to see addressed at the conference and any additional messages they wished to convey to management. The survey results were reported to us anonymously and addressed in the presentations. We reported the results of this conference to our Finance Committee and to our entire Board of Directors.

2017 Performance Incentive Plan

The Company is asking shareholders to approve the 2017 Performance Incentive Plan to replace its 2012 Performance Incentive Plan. The terms of the 2017 Plan are summarized beginning on page 60.

2017 Stock Compensation Plan for Non-Employee Directors

The Company is also asking shareholders to approve the 2017 Stock Compensation Plan for Non-Employee Directors to replace its 2008 Plan. The terms of the 2017 Plan are summarized beginning on page 64.

8 • PMI 2017 Proxy Statement

PROXY STATEMENT SUMMARY

Shareholder Agenda Items

2017 Shareholder Vote Recommendations

The Board of Directors makes the following recommendations to shareholders:

		Board’s Recommendation	Page

Item 1:	Election of Directors	FOR each nominee	17
Item 2:	Advisory Vote Approving Executive Compensation	FOR	58
Item 3:	Advisory Vote on the Frequency of Future Say-on-Pay Votes	EVERY YEAR	59
Item 4:	Approval of the 2017 Performance Incentive Plan	FOR	60
Item 5:	Approval of the 2017 Stock Compensation Plan for Non-Employee Directors	FOR	64
Item 6:	Ratification of the Selection of Independent Auditors for 2017	FOR	68
Item 7:	Shareholder Proposal on Human Rights Policy	AGAINST	69
Item 8:	Shareholder Proposal on Mediation of Alleged Human Rights Violations	AGAINST	71

PMI 2017 Proxy Statement • 9

BOARD OPERATIONS AND GOVERNANCE

Board Responsibility and Meetings

The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with its statutory duty to shareholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board holds regular meetings, typically during the months of February, March, May, June, September and December, and additional meetings when necessary. The organizational meeting follows immediately after the Annual Meeting of Shareholders. The Board held six meetings in 2016. The Board meets in executive session regularly with no members of management being present. Directors are expected to attend Board meetings, the Annual Meeting of Shareholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend.

During 2016, all nominees for director then in office attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served, and each of the nominee directors then in office attended the 2016 Annual Meeting of Shareholders. Mr. Ferragamo joined the Board in December 2016.

The Board approves the Company’s annual budget each year and receives updates of the Company’s performance against the budget throughout the year. The Board also reviews and approves the Company’s three-year plan each year, typically in a two-day session. The Board also regularly receives presentations on the Company’s longer-term objectives and plans.

Governance Guidelines, Policies and Codes

The Board has adopted Corporate Governance Guidelines. In 2014, the Audit Committee approved a substantial revision to the Company’s Code of Conduct. The revised document, known as the Guidebook for Success, is an interactive, plain language tool that describes the fundamental beliefs and attributes that unite and guide us in pursuing PMI’s goals, illustrates how to meet our commitments to these beliefs and attributes, and explains why it is critical to do so. The Guidebook applies to all employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller. The

Board has adopted a Code of Business Conduct and Ethics that applies to directors. It has also adopted a policy with regard to reviewing certain transactions in which the Company is a participant and an officer, director or nominee for director has, had or may have a direct or indirect material interest. All of these documents are available free of charge on the Company’s website, www.pmi.com/governance, and will be provided free of charge to any shareholder requesting a copy by writing to the Corporate Secretary, Philip Morris International Inc., 120 Park Avenue, New York, New York 10017-5579.

The information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the U.S. Securities and Exchange Commission.

Leadership Structure

The Board believes that no particular leadership structure is inherently superior to all others under all circumstances. It determines from time to time the structure that best serves the interests of the Company and its shareholders under the then-prevailing circumstances. Currently, Louis Camilleri serves as our non-executive Chairman, and André Calantzopoulos serves as our Chief Executive Officer.

As Chairman, Mr. Camilleri facilitates communication between the Board and management and assists the CEO in long-term strategy. He presides at all meetings of shareholders and of the Board and assists in the preparation of agendas and materials for Board meetings, working together with the Presiding Director, who approves the agendas before they are disseminated to the Board. Input is sought from all directors as to topics they wish to review. Because he was an employee of the Company until December 31, 2014, Mr. Camilleri is not yet an independent Chairman. The Board has a Presiding Director as described immediately below.

Presiding Director

The non-management directors elect at the annual organizational meeting one independent director as the Presiding Director. The Presiding Director’s responsibilities are to:

▪	preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

▪	call meetings of the non-management directors as he or she deems necessary;

10 • PMI 2017 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

▪	serve as liaison between the Chief Executive Officer and the non-management directors;

▪	approve agendas and schedules for Board meetings;

▪	advise the Chairman and the Chief Executive Officer of the Board’s informational needs and approve information sent to the Board;

▪

together with the Chairman of the Compensation and Leadership Development Committee, communicate goals and objectives to the Chief Executive Officer and the results of the evaluation of his performance; and

▪	be available for consultation and communication if requested by major shareholders.

The Presiding Director is invited to attend all meetings of Committees of the Board. Lucio A. Noto currently serves as the Presiding Director.

Committees of the Board

The Board has established various standing Committees to assist with the performance of its responsibilities. These Committees and their current members are listed below. The Board designates the members of these Committees and the Committee Chairs at its organizational meeting following the Annual Meeting of Shareholders, based on the recommendations of the

Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees and these charters are available on the Company’s website at www.pmi.com/governance. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings. Each Committee meets as often as it deems appropriate and each has sole authority to retain its own legal counsel, experts and consultants.

The Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee each consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto is an “audit committee financial expert” within the meaning set forth in the regulations of the Securities and Exchange Commission. No member of the Audit Committee, the Compensation and Leadership Development Committee or the Nominating and Corporate Governance Committee received any payments in 2016 from Philip Morris International Inc. or its subsidiaries, other than compensation received as a director.

PMI 2017 Proxy Statement • 11

BOARD OPERATIONS AND GOVERNANCE

Committees and 2016 Meetings	Current Members		Purpose, Authority and Responsibilities

AUDIT Meetings: 9	- Jennifer Li (Chair) - Werner Geissler - Jun Makihara - Lucio A. Noto - Stephen M. Wolf	Purpose: to assist the Board in its oversight of:
		▪	the integrity of the financial statements and financial reporting processes and systems of internal control;
		▪	the qualifications, independence and performance of the independent auditors;
		▪	the internal audit function; and
		▪	the Company’s compliance with legal and regulatory requirements.
Authority and Responsibilities:
		▪	sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors;
		▪	evaluate the internal audit function;
		▪	evaluate the compliance function;
		▪	oversee cybersecurity risk assessment and management;
		▪	review financial risk assessment and management;
		▪	oversee the risk management of excessive or discriminatory taxation;
		▪	oversee the risk management of illicit trade;
		▪	oversee the risk management of judicial and regulatory disregard for the rule of law; and
		▪	establish “whistleblower” procedures and review claims of improper conduct.

COMPENSATION AND LEADERSHIP DEVELOPMENT Meetings: 5	- Werner Geissler (Chair) - Harold Brown - Lucio A. Noto - Robert B. Polet - Stephen M. Wolf	Purpose:
		▪	discharge the Board’s responsibilities relating to executive compensation;
		▪	produce a report for inclusion in the proxy statement; and
		▪	review succession plans for the CEO and other senior executives.
Authority and Responsibilities:
		▪	review and approve the Company’s overall compensation philosophy and design;
		▪	review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate his performance and determine and approve his compensation;
		▪	review and approve the compensation of all executive officers;
		▪	recommend to the Board compensation plans and administer and make awards under such plans and review the cumulative effect of its actions;
		▪	monitor compliance by executives with our share ownership requirements;
▪

review and assist with the development of executive succession plans, evaluate and make recommendations to the Board regarding potential CEO candidates and evaluate and approve candidates to fill other senior executive positions;

		▪	oversee the management of risks related to compensation design and payout;
		▪	oversee talent management, particularly with respect to diversity and inclusion and talent development throughout the organization;
		▪	review and discuss with management proposed disclosures regarding executive compensation matters; and
		▪	recommend to the Board whether the Compensation Discussion and Analysis should be accepted for inclusion in the proxy statement and annual report.

FINANCE Meetings: 4	- Jun Makihara (Chair) - Harold Brown - Massimo Ferragamo - Werner Geissler - Jennifer Li - Sergio Marchionne - Kalpana Morparia - Lucio A. Noto - Frederik Paulsen - Robert B. Polet - Stephen M. Wolf	Purpose, Authority and Responsibilities:
		▪	monitor the Company’s financial performance and condition;
		▪	oversee sources and uses of cash flow and capital structure;
		▪	advise the Board on dividends, share repurchases and other financial matters;
		▪	advise the Board on the Company’s long-term financing plans, short-term financing plans and credit facilities;
		▪	oversee the management of the Company’s cash management function;
		▪	oversee the management of the Company’s pension plans, including funded status and performance;
		▪	oversee the management of the Company’s investor relations and stock market performance;
		▪	oversee the management of the risks to the Company’s competitive position;
		▪	oversee the management of the risks to the Company’s pricing strategies; and
		▪	oversee the management of the risks of volatility in currency exchange rates.

12 • PMI 2017 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

Committees and 2016 Meetings	Current Members		Purpose, Authority and Responsibilities
NOMINATING AND CORPORATE GOVERNANCE Meetings: 3	- Kalpana Morparia (Chair) - Jennifer Li - Lucio A. Noto - Robert B. Polet - Stephen M. Wolf	Purpose:
		▪	identify qualified candidates for Board membership;
		▪	recommend nominees for election at the Annual Meeting;
		▪	advise the Board on corporate governance matters; and
		▪	oversee self-evaluation of the Board and each Committee.
Authority and Responsibilities:
		▪	review qualifications of prospective candidates for director;
		▪	consider performance of incumbent directors;
		▪	make recommendations to the Board regarding director independence and the function, composition and structure of the Board and its Committees;
		▪	oversee the Company’s lobbying and trade association activities and expenditures;
		▪	recommend corporate governance guidelines; and
		▪	review director compensation.

PRODUCT INNOVATION AND REGULATORY AFFAIRS Meetings: 3	- Harold Brown (Chair) - Massimo Ferragamo - Werner Geissler - Jun Makihara - Sergio Marchionne - Kalpana Morparia - Frederik Paulsen - Robert B. Polet - Stephen M. Wolf	Purpose:
		▪	monitor and review the development of new product strategies, with a particular focus on Reduced-Risk Products;
		▪	monitor and review key legislative, regulatory and public policy issues; and
		▪	monitor and review the Company’s programs on societal alignment issues.

Authority and Responsibilities:
		▪	oversee the management of the risks of changing consumer preferences and the Company’s ability to communicate to consumers;
		▪	oversee the management of the risks associated with the Company’s efforts to develop and commercialize RRPs;
		▪	oversee the management of the risks associated with product diversification; and
		▪	meet with the Company’s Scientific Advisory Board to review scientific developments.

PMI 2017 Proxy Statement • 13

BOARD OPERATIONS AND GOVERNANCE

Board Risk Oversight

Risk oversight is conducted both by the Committees of the Board with respect to their areas of responsibility as well as by the full Board. During 2015, management conducted a reassessment of strategic enterprise risk. As part of this reassessment, the senior management team identified and prioritized key business risks based on four risk dimensions: the impact a risk could have on the organization if it occurs, the likelihood a risk will occur, the velocity with which a risk would affect the organization if it occurs, and the interconnectivity of a risk with other risks. As part of the risk management process, the Company established a Corporate Risk Governance Committee (CRGC) comprising the CFO, the Vice President and Controller, the Vice President, Corporate Audit, the Vice President and Chief Compliance Officer and the Vice President, Treasury and Corporate Finance. Ownership of each of the prioritized risks was assigned to a member of senior management, and oversight of the management of each risk was assigned to a particular Board Committee or to the full Board. Management reports on these risks to the appropriate Committee and to the full Board throughout the year. The risk management oversight by each Committee is indicated in the chart on pages 12 and 13. The full Board oversees the management of risks relating to the Company’s business plan and litigation, and it receives reports on risk management by each Committee. The roles of the various components of risk assessment, management and oversight are shown below.

PMI Risk Assessment, Management and Oversight

14 • PMI 2017 Proxy Statement

BOARD OPERATIONS AND GOVERNANCE

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Philip Morris International Inc., 120 Park Avenue, New York, New York 10017-5579. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

PMI 2017 Proxy Statement • 15

BOARD OPERATIONS AND GOVERNANCE

Summary of Corporate Governance Practices

The Nominating and Corporate Governance Committee of the Board reviews our corporate governance practices regularly and proposes modifications to our principles and other key governance practices as warranted for adoption by the Board. The following summarizes our key principles and practices and refers you to the pages of this proxy statement where you will find a more detailed discussion of various items:

▪	the Board has a policy providing that all directors are elected annually and by majority vote rather than by a plurality (see page 18);

▪

under our proxy access by-law, an eligible shareholder or group of shareholders who have owned 3% or more of PMI’s shares for at least three years may nominate and include in our proxy statement director candidates to occupy up to 20% of the authorized Board seats;

▪

the Audit, Compensation and Leadership Development, and Nominating and Corporate Governance Committees consist entirely of independent directors, all other Board Committees consist entirely of non-management directors, and the Board has no executive committee;

▪	the Board elects the Chairman annually;

▪	the non-management directors elect the Presiding Director annually (see page 10);

▪	directors may be removed with or without cause;

▪	the non-management directors meet in executive session regularly without any members of management being present;

▪	the Board assesses its performance and the performance of Board Committees annually;

▪	PMI has not adopted a poison pill rights plan;

▪	the Board has adopted a clawback policy providing for the recovery of cash bonuses and equity compensation in appropriate circumstances (see page 44);

▪

the Board has adopted share ownership requirements and anti-hedging and anti-pledging policies for directors and executives intended to align their interests with those of our shareholders and to protect against inappropriate risk taking (see page 44);

▪

the Compensation and Leadership Development Committee has adopted a policy that in the event any equity award granted under the proposed 2017 Performance Incentive Plan vests on an accelerated basis upon the termination of an executive officer’s employment for any reason other than death or disability, the former officer must hold such shares for at least one year following termination (see page 44);

▪	we do not gross up the limited perquisites we provide our named executive officers to offset their taxes on imputed income;

▪	both the current and proposed Performance Incentive Plans include a double-trigger feature to the vesting provisions following a change in control as described on pages 57 and 62; and

▪

the Board has established independent oversight of political spending and lobbying that requires periodic reporting by management to the Nominating and Corporate Governance Committee with respect to the Company’s lobbying and trade association activities and expenditures.

16 • PMI 2017 Proxy Statement

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Shareholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors. These include whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global business and markets; the individual’s professional expertise and educational background; and other factors, including nationality and gender, that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent long-term shareholder interests through the exercise of sound judgment, using its breadth of knowledge and experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience, global business experience and scientific expertise, as being particularly desirable to help meet specific Board needs.

In identifying candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, shareholders, management and others. The Committee does not distinguish between nominees recommended by shareholders and other nominees. From time to time, the Committee also retains search firms to assist in identifying candidates for director, gathering information about their background and experience, and acting as an intermediary with such candidates. In 2016, the Committee recommended Massimo Ferragamo to the Board after he was initially recommended by our Presiding Director and met with each of our directors.

Shareholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. Our by-laws set forth the procedures a shareholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2018 Annual Meeting.”

In addition, our by-laws permit an eligible shareholder or group of shareholders who have owned 3% or more of PMI’s shares for at least three years to nominate and include in our proxy statement director candidates to occupy up to 20% of the authorized Board seats.

Recommendations of the Board; Director Attributes, Diversity, Refreshment and Tenure

It is proposed that thirteen directors be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director and each was elected by the shareholders at the 2016 Annual Meeting, except for Mr. Ferragamo, who joined the Board in December 2016. The Board believes that the experience, qualifications, attributes and skills of each of the nominees presented qualify them to deal with the complex global, regulatory and financial issues that the Company faces, and that the Board as a whole provides a breadth of knowledge, international experience, intellectual rigor and willingness to face tough issues. More than three-quarters of the nominees, two of whom are women, are non-U.S. nationals. Ten different nationalities are represented, underscoring the global perspective of the Board taken as a whole.

The Board has experienced a healthy level of director refreshment since our spin-off in 2008. Five of the original directors continue to serve on the Board. Of the remaining members of the Board, one joined in 2010, two in 2011, one in 2013, two in 2014, one in 2015 and one in 2016. The average tenure of the Company’s directors is 5.5 years.

In recommending and nominating Mr. Marchionne, the Nominating and Corporate Governance Committee and the Board, respectively, took note of Mr. Marchionne’s membership on various boards of directors. The Board unanimously recommends Mr. Marchionne for his significant and valuable contributions to its deliberations.

PMI 2017 Proxy Statement • 17

ELECTION OF DIRECTORS

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s by-laws to reduce the number of directors.

Independence of Nominees

After receiving the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that each of the following nominees for director is independent of and has no material relationship with the Company: Harold Brown, Massimo Ferragamo, Werner Geissler, Jennifer Li, Jun Makihara, Kalpana Morparia, Lucio A. Noto, Frederik Paulsen, Robert B. Polet and Stephen M. Wolf. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in the Corporate Governance Guidelines, which are available on the Company’s website at www.pmi.com/governance. Each of the above-named nominees qualifies as independent under these standards.

In making the determination that Mr. Marchionne is not independent, the Board considered the Company’s sponsorship agreement with Ferrari, which began in 1984, well before Mr. Marchionne became CEO of Fiat (which then owned Ferrari) in 2004. The agreement and its renewals have been negotiated on an arms-length basis with executives of Ferrari, and Mr. Marchionne has not been involved in any aspect of the negotiations or the agreement. The Nominating and Corporate Governance Committee has reviewed the sponsorship as a Related Person Transaction (see page 73) and determined that it is in the best interests of the Company.

In making the affirmative determination that Ms. Morparia is independent, the Board considered the fact that the Company has routine commercial relationships with J.P. Morgan Chase, Ms. Morparia’s employer. Payments by the Company to J.P. Morgan Chase are immaterial and Ms. Morparia has no direct or indirect material interest in these routine commercial relationships. Ms. Morparia has never represented J.P. Morgan Chase in connection with its provision of services to the Company, and her compensation is not affected by any banking relationship between the Company and J.P. Morgan Chase.

Majority Vote Standard in Uncontested Elections

All directors are elected annually. The Company’s by-laws provide that, where the number of nominees for director does not exceed the number of directors to be elected, directors shall be elected by a majority rather than by a plurality vote. Under applicable law, a director’s term extends until his or her successor is duly elected and qualified. Thus, an incumbent director who fails to receive a majority vote would continue to serve as a holdover director. To address that possibility, our Corporate Governance Guidelines require a director who receives less than a majority of the votes cast to offer to resign. The Nominating and Corporate Governance Committee would then consider, and recommend to the Board whether to accept or reject, the offer.

The Board recommends a vote FOR each of

the nominees identified below.

18 • PMI 2017 Proxy Statement

ELECTION OF DIRECTORS

Director Nominees

					Current Committee Membership
Nominee	Director Since	Nationality	Experience and Qualifications Highlights	Independent	Audit	Compensation and Leadership Development	Finance	Nominating and Corporate Governance	Product Innovation and Regulatory Affairs
Harold Brown	2008	USA	▪ Civic Leadership ▪ Geopolitical and Governmental Affairs ▪ Science and Technology ▪ Academic and Research	✓		✓	✓		Chair

André Calantzopoulos	2013	Greece / Switzerland	▪ Senior Executive ▪ Tobacco Industry ▪ Operations ▪ Global Business

Louis C. Camilleri	2008	UK	▪ Senior Executive ▪ Tobacco Industry ▪ Operations ▪ Financial ▪ Global Business

Massimo Ferragamo	2016	Italy	▪ Senior Executive ▪ Global Consumer and Luxury Products ▪ Marketing	✓			✓		✓

Werner Geissler	2015	Germany	▪ Global Consumer Products ▪ Senior Executive ▪ Operations ▪ Financial ▪ Civic Leadership	✓	✓	Chair	✓		✓

Jennifer Li	2010	China	▪ Senior Executive ▪ Financial ▪ Technology ▪ Global Business	✓	Chair		✓	✓

Jun Makihara	2014	Japan	▪ Global Business ▪ Global Finance	✓	✓		Chair		✓

Sergio Marchionne	2008	Italy / Canada	▪ Senior Executive ▪ Financial ▪ Law ▪ Global Automotive Business				✓		✓

Kalpana Morparia	2011	India	▪ Senior Executive ▪ Global Finance ▪ Law ▪ Risk Management	✓			✓	Chair	✓

Lucio A. Noto	2008	USA	▪ Senior Executive ▪ Operations ▪ Financial ▪ Global Business	✓ (Presiding Director)	✓	✓	✓	✓

Frederik Paulsen	2014	Sweden	▪ Global Pharmaceutical ▪ Senior Executive/ Entrepreneur ▪ Civic Leadership ▪ Academic and Research	✓			✓		✓

PMI 2017 Proxy Statement • 19

ELECTION OF DIRECTORS

Director Nominees

					Current Committee Membership
Nominee	Director Since	Nationality	Experience and Qualifications Highlights	Independent	Audit	Compensation and Leadership Development	Finance	Nominating and Corporate Governance	Product Innovation and Regulatory Affairs

Robert B. Polet	2011	Netherlands	▪ Senior Executive ▪ Global Consumer and Luxury Products ▪ Marketing	✓		✓	✓	✓	✓

Stephen M. Wolf	2008	USA	▪ Senior Executive ▪ Global Business ▪ Operations	✓	✓	✓	✓	✓	✓

20 • PMI 2017 Proxy Statement

ELECTION OF DIRECTORS

Director Nominees

HAROLD BROWN
Primary Occupation: Counselor, Center for Strategic and International Studies Director since: 2008 Age: 89

Professional Experience:

Dr. Brown has been a Counselor at the Center for Strategic and International Studies since 1992. He was a partner of Warburg Pincus, a leading private equity firm, from 1990 until his retirement in 2007. Previously, he was Chairman of the Foreign Policy Institute at The Johns Hopkins University School of Advanced International Studies. Dr. Brown is President Emeritus of the California Institute of Technology and served as Secretary of Defense for the United States from 1977 through 1981.

Other Directorships and Associations:

Dr. Brown is a member of the board of directors of Chemical Engineering Partners, Inc. and is president emeritus and life trustee of the California Institute of Technology, a member of the North American Group of the Trilateral Commission and a trustee emeritus of the RAND Corporation. Dr. Brown served as a director of Altria Group, Inc. from 1983 to April 2003, and again from December 2004 to March 2008.

PMI Board Committees:

Dr. Brown is Chair of the Product Innovation and Regulatory Affairs Committee and a member of the Compensation and Leadership Development and Finance Committees.

Director Qualifications:

Dr. Brown combines a scientist’s intellect with an extensive knowledge and unique experience of international geopolitical and governmental affairs that are of particular benefit to the Board in his role as Chair of the Product Innovation and Regulatory Affairs Committee.

ANDRÉ CALANTZOPOULOS
Primary Occupation: Chief Executive Officer Director since: 2013 Age: 59

Professional Experience:

Mr. Calantzopoulos became our Chief Executive Officer immediately following our Annual Meeting of Shareholders on May 8, 2013. He served as our Chief Operating Officer since our spin-off on March 28, 2008, and until becoming CEO. Mr. Calantzopoulos served as PMI’s President and Chief Executive Officer between 2002 and the date of our spin-off. He joined the Company in 1985 and worked extensively across Central Europe, including as Managing Director of PM Poland and President of the EEMA Region.

Director Qualifications:

Mr. Calantzopoulos’s intellect and all-encompassing knowledge of the Company serve him well as CEO and as a member of the Board. He has played an instrumental role in numerous key initiatives, including critical innovative developments, such as the new architecture that has revitalized the Marlboro brand, new product development, including Reduced-Risk Products, and revamped adult consumer engagement activities that drove our broad-based market share gains in both OECD and non-OECD markets.

PMI 2017 Proxy Statement • 21

ELECTION OF DIRECTORS

LOUIS C. CAMILLERI
Primary Occupation: Chairman of the Board Director since: 2008 Age: 62

Professional Experience:

Mr. Camilleri is our Chairman, having served as our Chairman and Chief Executive Officer from our spin-off in 2008 until the 2013 Annual Meeting of Shareholders. Mr. Camilleri remained as Chairman and an employee of the Company following the 2013 Annual Meeting. He retired effective December 31, 2014, and continues to serve as a non-employee Chairman. Before our spin-off, Mr. Camilleri was Chairman and Chief Executive Officer of Altria Group, Inc., positions he had held since 2002. From November 1996 to April 2002, he served as Senior Vice President and Chief Financial Officer of Altria Group, Inc. He had been employed continuously by Altria Group, Inc. and its subsidiaries (including Philip Morris International Inc.) in various capacities since 1978.

Other Directorships and Associations:

Mr. Camilleri is a director of América Móvil, S.A.B. de C.V. and Ferrari N.V. He previously served on the Board of Telmex International SAB from December 2009 to April 2011. Mr. Camilleri was a director of Kraft Foods Inc. from March 2001 to December 2007 and was Kraft’s Chairman from September 2002 to March 2007.

Director Qualifications:

Mr. Camilleri’s extensive and detailed knowledge of the Company and the tobacco industry and an incisive strategic view, combined with his transparency and open-mindedness, serve him well in his ongoing role as Chairman of the Board.

MASSIMO FERRAGAMO
Primary Occupation: Chairman, Ferragamo USA Inc. Director since: 2016 Age: 59

Professional Experience:

Mr. Ferragamo has served as Chairman of Ferragamo USA Inc. since 2000, having previously served as President of that company since 1985. Mr. Ferragamo is also Vice President of the Lungarno Hotel Group and Executive Vice President of the Ferragamo Foundation.

Other Directorships and Associations:

Mr. Ferragamo is a director of Ferragamo Finanziaria S.p.A. Mr. Ferragamo served on the board of directors of Yum! Brands, Inc. from 1997 until 2016.

PMI Board Committees:

Mr. Ferragamo is a member of the Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Mr. Ferragamo’s entrepreneurial spirit and deep experience in the global luxury consumer products business will complement the considerable expertise of our formidable Board of Directors in the years to come.

22 • PMI 2017 Proxy Statement

ELECTION OF DIRECTORS

WERNER GEISSLER
Primary Occupation: Operating Partner, Advent International Director since: 2015 Age: 63

Professional Experience:

Mr. Geissler became an Operating Partner of Advent International in 2015. He previously served as Vice Chairman and Special Advisor to the Chairman and CEO of Procter and Gamble until his retirement in January 2015. He joined that company in 1979 and served in various capacities, including President, Northeast Asia, from 2001 to 2004, Group President, Central and Eastern Europe, Middle East and Africa, from 2004 to 2007, and Vice Chairman, Global Operations, from 2007 to 2014.

Other Directorships and Associations:

Mr. Geissler is a director of the Goodyear Tire and Rubber Company.

PMI Board Committees:

Mr. Geissler is Chair of the Compensation and Leadership Development Committee and a member of the Audit, Finance, and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Mr. Geissler has a keen knowledge of the global consumer products business, having served as a senior consumer products executive in many of the Company’s most important markets and regions. His deep senior executive experience serves him well as Chair of the Compensation and Leadership Development Committee.

JENNIFER LI
Primary Occupation: Chief Financial Officer, Baidu, Inc. Director since: 2010 Age: 49

Professional Experience:

Ms. Li joined Baidu, Inc., the largest Internet search engine in China and the third-largest independent search engine in the world, in March 2008, as Chief Financial Officer, responsible for a wide range of corporate functions, including Finance, Human Resources, International Operations, Marketing, Communications and Purchasing. Previously, from 1994 to 2008, she held a number of senior finance positions at various General Motors companies in China, Singapore, the United States and Canada, rising to Chief Financial Officer of GM’s business in China and Financial Controller of the North American Operations of GMAC.

PMI Board Committees:

Ms. Li is the Chair of the Audit Committee and a member of the Finance and Nominating and Corporate Governance Committees.

Director Qualifications:

Ms. Li draws upon her strong financial and accounting expertise as Chair of the Audit Committee, and her experience in a fast-growing, high-tech business and Asian background strengthen the Board’s depth and global perspective.

PMI 2017 Proxy Statement • 23

ELECTION OF DIRECTORS

JUN MAKIHARA
Primary Occupation: Retired Businessman Director since: 2014 Age: 59

Professional Experience:

Mr. Makihara was employed at Goldman, Sachs & Co. from 1981 to 2000, during which time he was a General Partner for six years, working in New York, Los Angeles, and Tokyo. During his tenure in Tokyo, he was co-head of the Investment Banking Group and the Japanese Equities Group and also served as co-branch manager. Subsequently, he was Chairman of Neoteny Co., Ltd., a Japanese venture incubator until 2015.

Other Directorships and Associations:

Mr. Makihara is a director of Monex Group, Inc. and Shinsei Bank, Ltd. He is a trustee of the Protestant Episcopal Cathedral Foundation in Washington, D.C. and a board member of the Japan Society in New York. He also served on the board of RHJ International S.A. from 2005 to 2014.

PMI Board Committees:

Mr. Makihara is Chair of the Finance Committee and a member of the Audit and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Mr. Makihara brings his deep experience in finance to his position as Chair of the Finance Committee, and the Board benefits from his entrepreneurial spirit and a thorough knowledge of business in Asia, one of the Company’s most important segments.

SERGIO MARCHIONNE
Primary Occupation: Chief Executive Officer, Fiat Chrysler Automobiles N.V. Chairman, Ferrari N.V. Chairman, CNH Industrial N.V. Director since: 2008 Age: 64

Professional Experience:

Mr. Marchionne is Chief Executive Officer of Fiat Chrysler Automobiles N.V., having become a member of the Board of Directors of a predecessor of that company, Fiat S.p.A., in May 2003. He is also Chairman of Ferrari N.V. and CNH Industrial N.V. Mr. Marchionne has been a member of the Board of SGS S.A. since May 2001, serving as the Chief Executive and Managing Director from 2002 to 2004 and Chairman since March 2006. Mr. Marchionne is a director of Exor S.p.A., an investment company that, directly or indirectly, holds significant equity investments in Fiat Chrysler and CNH. Mr. Marchionne is a chartered accountant and lawyer who, since beginning his career in 1983, has held executive positions at several firms prior to assuming his current positions.

Other Directorships and Associations:

Mr. Marchionne was a member of the Board of Directors of UBS from 2007 to 2010.

PMI Board Committees:

Mr. Marchionne serves on the Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Trained as both a lawyer and an accountant and currently the chief executive of an international automotive manufacturer, Mr. Marchionne brings strategic insights and a hands-on multi-disciplinary approach to the Board, along with experience in many of the same international markets in which the Company does business.

24 • PMI 2017 Proxy Statement

ELECTION OF DIRECTORS

KALPANA MORPARIA
Primary Occupation: Chief Executive Officer, South and South East Asia J.P. Morgan Chase Director since: 2011 Age: 67

Professional Experience:

Ms. Morparia assumed her current position in April 2016, having previously served as CEO of J.P. Morgan India since 2008. She is a member of J.P. Morgan’s Asia Pacific Management Committee. Prior to joining J.P. Morgan India, Ms. Morparia served as Joint Managing Director of ICICI Bank, India’s second-largest bank, from 2001 to 2007 and the Vice Chair of ICICI’s insurance and asset management business from 2007 to 2008.

Other Directorships and Associations:

Ms. Morparia is a director of Dr. Reddy’s Laboratories Ltd. and Hindustan Unilever Limited.

PMI Board Committees:

Ms. Morparia is Chair of the Nominating and Corporate Governance Committee and is a member of the Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

With her strong executive leadership experience in finance, and her deep knowledge of international business, Ms. Morparia provides a keen perspective on economies in Asia, while her legal background and deep experience in highly regulated industries serve her well as Chair of the Nominating and Corporate Governance Committee.

LUCIO A. NOTO
Primary Occupation: Managing Partner, Midstream Partners, LLC Director since: 2008 Age: 78

Professional Experience:

Mr. Noto assumed his current position with Midstream Partners, LLC in March 2001. He retired as Vice Chairman of ExxonMobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation. Mr. Noto had been employed by Mobil continuously since 1962.

Other Directorships and Associations:

Mr. Noto is a director of Penske Automotive Group, Inc. He also served on the boards of IBM from 1995 to 2008, Altria Group, Inc. from 1998 to 2008, Shinsei Bank from 2005 to 2008, Commercial International Bank from 2006 to 2009 and RHJ International S.A. from 2011 to 2015.

PMI Board Committees:

Mr. Noto is the Presiding Director, and a member of the Audit, Compensation and Leadership Development, Finance and Nominating and Corporate Governance Committees.

Director Qualifications:

As the former chief financial officer and chief executive officer of a large, multi-national oil company, together with his past governance experience serving on the boards and audit committees of a number of major international companies, Mr. Noto brings an extensive knowledge of internal controls and risk assessment to his Audit Committee role and a strong “hands-on” approach as Presiding Director.

PMI 2017 Proxy Statement • 25

ELECTION OF DIRECTORS

FREDERIK PAULSEN
Primary Occupation: Chairman, Ferring Group Director since: 2014 Age: 66

Professional Experience:

Dr. Paulsen has been Chairman of the Ferring Group, a research-driven, specialty biopharmaceutical group, since 1988, having joined that company in 1976.

Other Directorships and Associations:

Dr. Paulsen is a member of the boards of MGIMO University in Moscow, Russia, and the Pro Universitate of the Christian Albrechts University in Kiel, Germany, and a trustee of the Salk Institute of Biological Research in La Jolla, California, USA.

PMI Board Committees:

Dr. Paulsen is a member of the Finance and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

Dr. Paulsen’s substantial experience as head of a successful multinational biopharmaceutical group, together with his scientific background, bring a unique perspective to the Company’s critical efforts to develop Reduced-Risk Products.

ROBERT B. POLET
Primary Occupation: Chairman, Safilo Group S.p.A. Chairman, Rituals B.V. Director since: 2011 Age: 61

Professional Experience:

Mr. Polet is currently serving as Chairman of Safilo Group S.p.A. He was President, Chief Executive Officer and Chairman of the Management Board of the Gucci Group from 2004 until March 2011. Previously, Mr. Polet spent 26 years in the Unilever Group in a variety of executive roles, including President of Unilever’s Worldwide Ice Cream and Frozen Foods division, Chairman of Unilever Malaysia, Chairman of Van den Bergh and Executive Vice President of Unilever’s European Home and Personal Care division.

Other Directorships and Associations:

Mr. Polet is a director of William Grant & Sons Limited and Arica Holding B.V. and the chairman of Rituals B.V.

PMI Board Committees:

Mr. Polet serves on the Compensation and Leadership Development, Finance, Nominating and Corporate Governance, and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

In his previous position, Mr. Polet was responsible for managing such global luxury brands as Gucci, Bottega Veneta, Yves Saint Laurent, Boucheron, Balenciaga, Sergio Rossi, Alexander McQueen and Stella McCartney. He brings to the Board his considerable entrepreneurial business experience in the global luxury business and his deep executive background running major consumer packaged goods businesses, as well as his extensive knowledge of global markets.

26 • PMI 2017 Proxy Statement

ELECTION OF DIRECTORS

STEPHEN M. WOLF
Primary Occupation: Managing Partner, Alpilles, LLC Director since: 2008 Age: 75

Professional Experience:

Mr. Wolf has been Managing Partner of Alpilles, LLC since April 2003. Previously, he was Chairman of US Airways Group from November 2001 to April 2003, and Chief Executive Officer of US Airways, Inc. from January 1996 to November 1998. Prior to joining US Airways, he had served since August 1994 as senior advisor in the investment banking firm of Lazard Frères & Co., LLC. From 1987 to July 1994, he was Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc.

Other Directorships and Associations:

Mr. Wolf is Chairman of the Advisory Board of Trilantic Capital Partners and a director of Fiat Chrysler Automobiles N.V. Mr. Wolf served as Chairman of R.R. Donnelley & Sons Company from 2004 to 2014. From 1993 to 2008, Mr. Wolf served as a director of Altria Group, Inc. He is a trustee emeritus of the Brookings Institute.

PMI Board Committees:

Mr. Wolf is a member of the Audit, Compensation and Leadership Development, Finance, Nominating and Corporate Governance, and Product Innovation and Regulatory Affairs Committees.

Director Qualifications:

As a former chief executive officer of four New York Stock Exchange listed companies, and with experience on the boards of a number of companies, Mr. Wolf provides strong counsel on a wide array of matters.

PMI 2017 Proxy Statement • 27

COMPENSATION OF DIRECTORS

Directors who are full-time employees of the Company receive no additional compensation for services as a director. The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders.

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the Company’s Peer Group (discussed on page 43), considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view to attracting and retaining qualified directors. Based on the latest available data, total compensation for the Company’s non-employee directors ranked in the top quartile of the Company’s Peer Group.

At his request, Dr. Paulsen serves as a director without compensation. Except for the Chairman, all other non-employee directors receive an annual cash retainer of $125,000 and a retainer of $5,000 for each Committee of which they are a member. The Chairman receives an annual cash retainer of $1.25 million. The Presiding Director receives an additional annual retainer of $25,000 and the chairs of each Committee receive an additional annual retainer of $35,000 for services rendered in connection with those responsibilities. Directors do not receive meeting fees or stock options.

Summary of Directors’ Compensation

PMI provides competitive compensation levels to attract and retain high-quality non-employee directors, and it uses a substantial component of equity-based compensation.

Compensation levels are benchmarked to our Peer Group.

Annual cash retainer:	$125,000
Annual equity award:	$175,000
Chairman annual cash retainer:	$1,250,000
Chairman annual equity award:	$1,250,000
Presiding Director cash retainer:	$25,000
Committee Chair cash retainer:	$35,000
Committee member cash retainer:	$5,000
Committee meeting fees:	None
Stock options:	None

The Chairman’s compensation reflects the Committee’s view of the value he brings to the Company, based on his deep knowledge of our business acquired during his 39 years of service to the Company and its former affiliates. It also reflects his substantial time commitment in fulfilling the duties of Chairman.

Pursuant to the 2008 PMI Stock Compensation Plan for Non-Employee Directors, each non-employee director then in office (except for Dr. Paulsen) received an annual equity award on May 4, 2016, of shares of common stock having a value of $175,000 on the date of grant (1,782 shares of common stock with a value of $98.225 per share). As a non-employee Chairman, Mr. Camilleri received an annual equity award having a value of $1.25 million.

A non-employee director may not sell or otherwise dispose of PMI shares received pursuant to the annual equity award (other than shares withheld from the grant to pay taxes) unless he or she continues after the disposition to own PMI shares having an aggregate value of at least five times the then-current annual cash retainer. The Company’s anti-hedging and anti-pledging policies also apply to non-employee directors (See page 44).

28 • PMI 2017 Proxy Statement

COMPENSATION OF DIRECTORS

The following table presents the compensation received by the non-employee directors for fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)	Personal Use of Company Aircraft ($) (a)	Car Expenses ($) (b)	All Other Compensation ($)	Total ($)
Harold Brown	175,000	175,000	-	-	-	350,000
Louis C. Camilleri	1,250,000	1,250,000	185,470	23,710	-	2,709,180
Massimo Ferragamo (c)	9,750	87,500	-	-	-	97,250
Werner Geissler	171,250	175,000	-	-	-	346,250
Jennifer Li	175,000	175,000	-	-	-	350,000
Jun Makihara	166,250	175,000	-	-	-	341,250
Sergio Marchionne	135,000	175,000	-	-	-	310,000
Kalpana Morparia	175,000	175,000	-	-	-	350,000
Lucio A. Noto	178,750	175,000	-	-	-	353,750
Frederik Paulsen (d)	-	-	-	-	-	-
Robert B. Polet	145,000	175,000	-	-	-	320,000
Stephen M. Wolf	158,750	175,000	-	-	-	333,750

(a)

For reasons of security and personal safety, PMI requires Mr. Camilleri to use Company aircraft for all travel. The amounts shown are the incremental cost of personal use of Company aircraft to PMI and include the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included. Mr. Camilleri has agreed to reimburse the Company for his personal usage of Company aircraft to the extent that the aggregate incremental cost of such usage exceeds $200,000 per fiscal year. He is responsible for his own taxes on any imputed taxable income resulting from personal use of Company aircraft.

(b)

The amount shown for Mr. Camilleri includes the incremental cost of personal use of driver services that PMI provided for reasons of security and personal safety. Mr. Camilleri is responsible for his own taxes on any imputed taxable income resulting from car expenses.

(c)	Mr. Ferragamo’s cash retainer and equity award were pro-rated to reflect his joining the Board in December 2016.

(d)	At his request, Dr. Paulsen serves as a director without compensation.

Non-employee directors may also elect to defer the award of shares of common stock and all or part of the annual and Committee retainers. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in eight “investment choices,” including a PMI common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the PMI Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account.

The Company reimburses non-employee directors (other than Dr. Paulsen) for their reasonable expenses incurred in attending Board of Directors, Committee and shareholder meetings and other corporate functions, including travel, meals and lodging. Non-employee directors (other than Dr. Paulsen) also are covered by business travel and accident insurance, which the Company maintains for their benefit when they travel on Company business, as well as group life insurance.

PMI 2017 Proxy Statement • 29

STOCK OWNERSHIP INFORMATION

Ownership of Equity Securities

The following table shows the number of shares of common stock beneficially owned as of March 10, 2017, by each director, nominee for director and named executive officer, and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director, nominee for director and executive officer, and of the directors, nominees for director and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1)
Harold Brown	52,908
André Calantzopoulos	752,671
Louis C. Camilleri	753,806
Massimo Ferragamo	1,005
Marc Firestone	177,643
Werner Geissler	5,279
Martin King	146,033
Jennifer Li	17,672
Jun Makihara	9,025
Sergio Marchionne	63,614
Kalpana Morparia	10,702
Lucio A. Noto	95,524
Jacek Olczak	226,486
Frederik Paulsen	-
Robert B. Polet	12,231
Stephen M. Wolf	80,654
Miroslaw Zielinski	209,293
Group (28 persons)	3,503,522

(1)

Includes shares of deferred stock as follows: Dr. Brown, 33,119; Mr. Calantzopoulos, 188,170; Mr. Camilleri, 29,332; Mr. Ferragamo, 1,005; Mr. Firestone, 63,350; Mr. King, 30,230; Mr. Makihara, 5,665; Mr. Noto, 55,946; Mr. Olczak, 59,210; Mr. Wolf, 57,332; Mr. Zielinski, 39,370; and group, 771,369. Also includes 17,085 shares as to which beneficial ownership is disclaimed by Mr. Noto (shares held by spouse) and 22,196 shares held in trust as to which he has not disclaimed beneficial ownership. Also includes 1,360 shares as to which beneficial ownership is disclaimed by Mr. Makihara (shares held by spouse). Also includes 19,789 shares held in trust as to which Dr. Brown shares voting and/or investment power with others and as to which he has not disclaimed beneficial ownership.

In addition to the shares shown in the table above, as of March 10, 2017, those directors who participate in the Company’s director deferred fee program had the following PMI share equivalents allocated to their accounts: Mr. Ferragamo, 106; Mr. Makihara, 4,161; Mr. Noto, 86,755; and Mr. Wolf, 29,261. See “Compensation of Directors” on page 29 for a description of the deferred fee program for directors.

30 • PMI 2017 Proxy Statement

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock Outstanding on March 10, 2017
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	89,268,611	(1)	5.75%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	104,668,333	(2)	6.74%

(1)

According to a Schedule 13G/A, dated January 25, 2017, filed with the U.S. Securities and Exchange Commission on January 25, 2017, by BlackRock, Inc. presenting the number of shares as of December 31, 2016.

(2)

According to a Schedule 13G/A, dated February 9, 2017, filed with the U.S. Securities and Exchange Commission on February 13, 2017, by The Vanguard Group presenting the number of shares as of December 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during 2016 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis, except that the purchase of 1,000 shares on November 17, 2016, by Mr. Patrick Brunel was inadvertently reported late.

PMI 2017 Proxy Statement • 31

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Compensation Discussion and Analysis outlines the design of our executive compensation program components, the objectives and principles upon which they are based, our 2016 performance and the resulting decisions of the Compensation and Leadership Development Committee to reflect that performance in setting compensation for our CEO, the other named executive officers, and the other members of our senior management team.

Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee consists entirely of non-management directors, all of whom our Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are described below and set forth in the Compensation and Leadership Development Committee Charter, which is available on the Company’s website at www.pmi.com/governance. The members of the Committee are: Werner Geissler (Chair), Harold Brown, Lucio A. Noto, Robert B. Polet and Stephen M. Wolf. The Committee met five times in 2016. The Chair of the Committee, in consultation with the other members, sets meeting agendas. The Committee reports its actions and recommendations to the Board.

Program Design, Philosophy and Objectives

Our compensation and benefits program supports our business and financial objectives. The program’s components are set and periodically reviewed by the Committee. In 2015, the Committee adopted substantial changes to the program, as set forth in this Compensation Discussion and Analysis. Each component of our new program is designed to achieve one or more of the following objectives:

▪	to support our ability to attract, develop and retain world-class leaders in a controversial industry;

▪	to align the interests of executives and shareholders;

▪	to reward performance against pre-defined objectives;

▪	to support long-term business growth, superior financial results, societal alignment and integrity of conduct;

▪	to promote internal fairness and a disciplined assessment of performance; and

▪	to align executive incentives with our risk management objectives.

These objectives provide the framework for the various components of compensation and benefits and take into account the specific nature of our business. Together, these elements form an aggregate package that is intended to be appropriately competitive. The design of the overall package encompasses the following features:

▪	a mix of fixed and “at-risk” compensation: the higher the organizational level of the executive, the lower the fixed component of the overall compensation and benefits package;

▪	a mix of annual and long-term compensation and benefits to appropriately reward the achievement of both annual and long-term goals and objectives;

▪

a mix of cash and deferred equity compensation that seeks to discourage actions that are solely driven by the Company’s share price at any given time to the detriment of PMI’s long-term strategic goals; and

▪

an optimal balance of equity compensation comprising both performance-based and time-based awards, without using stock options, and with significant share ownership requirements, to align the interests of executives and shareholders while remaining mindful of the potentially dilutive nature of equity compensation on shareholder value.

Under our new compensation program, the Committee reviews local market and Peer Group data, but no longer targets total direct compensation at a specific percentile of the market. Instead, the Committee sets total direct compensation at levels that it believes necessary to attract and retain talented executives in a controversial industry and remain competitive with other consumer product companies.

32 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Components of Our Total Direct Compensation Program

The three components of total direct compensation are base salary, annual performance-based variable cash awards and variable equity awards. We also provide our executives retirement benefits and limited perquisites.

Our total direct compensation program emphasizes pay-for-performance, and the one component that is fixed for a given year, base salary, constitutes the smallest portion of executive compensation for salary grades 26 and above. See page 35 for the target compensation mix of our NEOs in 2016. The key characteristics and key objectives of each component of our compensation program, as restructured in 2015, are as follows:

Component	Key Characteristics		Key Objective

Base Salary	▪	Fixed component of compensation reflecting the scope of the executive’s role, performance and market pay practices.	▪	Intended to provide sufficient competitive base pay to attract, develop and retain world-class leaders.

Incentive Compensation (IC) Awards	▪	Annual performance-based variable cash award for meeting or exceeding performance goals pre-established by the Committee.	▪	Intended to motivate executives to meet or exceed our performance goals and strategic objectives in a given fiscal year.
▪

The Company’s incentive compensation business rating is determined by a fixed formula that measures the Company’s results against performance targets pre-established and pre-weighted by the Committee (see page 38). The final award is determined by multiplying the executive’s base salary by the IC business rating and by the executive’s IC target and individual performance rating.

Equity Awards	▪	Long-term variable equity awards contribute to all six of the Committee’s program design objectives while minimizing share dilution and protecting against excessive risk taking.	▪	Intended to motivate our executives to produce results that enhance sustainable shareholder value and strengthen the Company over the long-term.
▪

Amount of each award is determined by multiplying the executive’s base salary by the target percentage for that salary grade, and then by the executive’s individual performance rating, plus or minus ten percentage points, for the most recently completed year.

–  for the February 2017 grant, 60% of the award was in the form of PSUs that vest at the end of the 2017-2019 performance cycle in amounts that depend on the degree to which pre-established and pre-weighted performance goals are achieved or exceeded (see pages 39-40).

–  40% of the February 2017 award was granted in the form of RSUs that vest at the end of the three-year cycle (assuming continued employment).

PMI 2017 Proxy Statement • 33

COMPENSATION DISCUSSION AND ANALYSIS

Changes in Compensation Structure

2015 Say-on-Pay Vote: Following the 2015 vote in which only 63.3% of our shareholders supported our advisory say-on-pay proposal, the Committee substantially changed the Company’s compensation program. It adopted a fixed formula approach that substantially limits the Committee’s discretion in determining the Company’s performance rating for annual cash incentive awards and in determining the size of equity awards. It added a new long-term equity award, the PSU, that vests at the end of a three-year cycle only to the extent pre-established and pre-weighted performance goals are achieved. Dividend equivalents will be paid on PSUs only at the end of the three-year cycle and only on earned shares.

The new PSUs reflect performance in several ways. First, an executive’s award opportunity over the three-year cycle is based on his or her prior-year performance rating. Second,

the number of shares that vest at the end of the cycle is determined by the Company’s performance during that cycle against pre-established objective quantified metrics. These metrics are: relative and absolute Total Shareholder Return, currency-neutral compound annual adjusted OCI growth, and the Company’s performance against specific product innovation targets. Finally, the value of the shares that vest depends on the price of the Company’s shares at the vesting date, which follows completion of the three-year performance cycle.

2016 Say-on-Pay Vote: The new compensation program was overwhelmingly supported by our shareholders and received 95% approval at the 2016 Annual Meeting of Shareholders.

34 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Target Compensation Mix

All of our NEOs are in salary grades 28 to 25. Our CEO is the only employee in salary grade 28, and no employee is in salary grade 27. The target compensation mix for 2016 and for 2017 is shown in the following chart:

In February 2017, the Committee granted PSUs for the 2017-2019 performance cycle and RSUs. It also established performance targets for the 2017 annual incentive compensation awards that are payable in February 2018. Award targets as a percentage of base salary for our CEO and our named executive officers are unchanged from 2016:

	2017 Cash Incentive Target as % of Base Salary (1)	2017-19 Performance Share Units Target as % of Base Salary (60% of total Equity Award) (2)	2017 Restricted Share Units Target as % of Base Salary (40% of total Equity Award) (3)
André Calantzopoulos (CEO)	200%	360%	240%
Marc Firestone	125%	165%	110%
Martin King	100%	105%	70%
Jacek Olczak	125%	165%	110%
Miroslaw Zielinski	100%	105%	70%

(1)	Possible award range is between 0 and 225% of target.

(2)	Possible award grant range is between 0 and 150% of target; between 0 and 200% of PSUs granted may vest, depending on performance versus criteria established at the time of grant.

(3)	Possible award grant range is between 0 and 150% of target.

PMI 2017 Proxy Statement • 35

COMPENSATION DISCUSSION AND ANALYSIS

Use of Equity Awards Versus Stock Options: Equity awards are made in the form of RSUs and PSUs, rather than stock options, because these forms of awards:

▪	establish a relationship between our cost and the value ultimately delivered to our executives that is more direct and more visible than is the case with stock options; and

▪	require the use of substantially fewer shares than stock options to deliver equivalent value, resulting in an annual Company run rate (the sum of all director stock awards and RSUs granted during the period, plus the number of all PSUs vested during the period, divided by the weighted average number of shares outstanding during the period) in 2016 of 0.08% and a total 2016 year-end overhang (number of unvested RSUs plus unvested PSUs at target as a percentage of all shares outstanding at year-end) of 0.32%.

Our run rate and overhang each compares favorably to those of our Peer Group.

36 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2016 Company Performance and Targets

The Committee determined the 2016 cash incentive award business rating based on 2016 results versus performance metrics pre-established by the Committee. Each of the performance targets set by the Committee was based on achieving or exceeding the Company’s original 2016 operating budget approved by the Board. The budget and the targets reflected appropriately ambitious but realistic performance goals.

2016 Results: In 2016, we delivered strong results on our key performance metrics, while also achieving notable progress against our strategic initiatives. Our financial results were achieved despite significant cigarette shipment volume declines in several markets, notably in Pakistan and the Philippines, where volume decreases were concentrated in low unit margin brands that had a limited impact on our bottom line. Cigarette shipment volume was also reduced by in-switching from our cigarette brands to IQOS heated tobacco sticks. As of the first quarter of 2017, we will report shipment volume on a combined basis including both cigarettes and IQOS heated tobacco sticks. We more than offset lower shipment volumes through favorable pricing and better-than-anticipated RRP performance.

Share of Top 30 OCI Markets: We registered a growing or stable cigarette market share in 17 of our top 30 OCI markets, below our target of 18 markets. Our total cigarette market share, excluding the U.S. and China, declined by 0.6 points in 2016, with low price and low unit margin brands in the Philippines accounting for 0.5 points of the total decline. Cigarette share for the balance of our portfolio was essentially stable.

Net Revenues (excluding excise taxes, currency and acquisitions): Net revenues (excluding excise taxes) of $26.7 billion reflected constant currency growth, excluding acquisitions, of 4.4%, above our target of 3.8% growth. This strong result was driven in part by a favorable pricing variance equivalent to 6.0% of prior year net revenues (excluding excise taxes), and the strong performance of RRPs.

Adjusted OCI (excluding currency and acquisitions): Constant currency adjusted OCI, excluding acquisitions, of $11.1 billion, was up 10.3%, well above our target of 8.3% growth, driven by growth in net revenues and our judicious cost management initiatives, notwithstanding higher investment in RRPs.

Adjusted Diluted EPS (excluding currency): Our 11.8% constant currency growth comfortably exceeded our target of 10.9%.

Free Cash Flow: Constant currency free cash flow increased 4.9% above last year, outpacing our target of 3.0%. This result was primarily driven by higher net earnings that more than offset higher working capital requirements due to manufacturing capacity expansion for RRPs.

The Committee also rated our performance on the following key strategic initiatives that the Committee pre-set in February 2016, based on a ratings range of 0-70 if key initiatives were missed, 80-120 if they were mostly or all accomplished, and 130-150 if they were mostly or all exceeded.

▪	the continued commercialization of IQOS as well as other innovative Reduced-Risk Product platforms;

▪	the ongoing development of our brand portfolio, including Marlboro, and a continued stream of innovations as well as a focus on key growth segments;

▪	the continued transformation of our commercial organizations;

▪	the optimization of our global manufacturing footprint for both cigarettes and RRPs;

▪	progress towards improving tax structures in both RRP and combustible categories;

▪	the completion of key business development initiatives;

▪	continuing efforts to pursue comprehensive, evidence-based regulation governing the manufacture, marketing, sale and use of tobacco products and our RRPs;

▪	our continued efforts to improve sustainability across the business;

▪	continuing with a comprehensive plan to further improve organizational effectiveness;

▪	our ongoing efforts to nurture and develop our talent pool and future leadership, and to further increase diversity; and

▪	maintaining and enhancing our robust control, compliance and integrity programs.

As a result of this evaluation, the Committee concluded that the Company had accomplished its strategic objectives and it assigned us a strategic initiatives rating of 110.

PMI 2017 Proxy Statement • 37

COMPENSATION DISCUSSION AND ANALYSIS

IC Business Performance Rating: The Committee employed the following pre-established matrix that assigned a rating of 100 correlating to attaining the targeted performance. Ratings for each factor can range from 0 to 150. The percentages indicated for net revenues, adjusted OCI, adjusted diluted EPS, and free cash flow represent growth versus 2015 results. Actual results are shown in the blue boxes.

2016 Performance Versus Target
				Target
Rating:	0	40 ... 80		90	95	100	108	110	115	117	120	130	140	150

Measure (a)

Market Share (Top 30 OCI (b) Markets)	<8	8	14	16	17	18		20			22	24	27	30

Net Revenues (c)	<1.4%	1.4%	3.0%			3.8%		4.2%	4.4%		4.7%	5.1%	5.5%	5.9%

Adjusted OCI (d)	<4.2%	4.2%	7.0%			8.3%		9.4%		10.3%	10.6%	11.5%	12.3%	13.2%

Adjusted Diluted EPS (e)	<6.1%	6.1%	9.3%			10.9%	11.8%	12.0%			13.3%	14.3%	15.2%	16.1%

Free Cash Flow (f)	<(2.3)%	(2.3)%	1.2%			3.0%		4.2%	4.9%		5.7%	6.7%	7.7%	8.7%

Strategic Initiatives								110

(a)	For a reconciliation of non-GAAP to GAAP financial measures see Exhibit D to this proxy statement.

(b)	Number of top 30 OCI markets in which share was growing or stable.

(c)	Excluding excise taxes, currency and acquisitions.

(d)	Excluding currency and acquisitions.

(e)	Excluding currency.

(f)	Net cash provided by operating activities less capital expenditures and excluding currency.

Our performance rating for each factor was weighted in accordance with the pre-established formula shown below to produce an overall IC business rating.

2016 IC Business Rating
Measure	Performance Rating	Weight	Weighted Performance Rating

Market Share (Top 30 OCI Markets)	95	15%	14.25

Net Revenues	115	15%	17.25

Adjusted OCI	117	15%	17.55

Adjusted Diluted EPS	108	20%	21.60

Free Cash Flow	115	20%	23.00

Strategic Initiatives	110	15%	16.50

38 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to certifying the IC business performance rating, the Committee rated each executive officer’s personal performance during 2016. Individual ratings can range from 0% to 150%. To assure a disciplined, fair and equitable assessment, individual performance ratings were calibrated to reflect each executive’s contribution to the overall results of the Company. Application of the following formula then determined the cash incentive award for each named executive officer in 2016.

Incentive Compensation Award Formula

IC Award	=	Base Salary	X	Individual Target % (varies by grade)	X	IC Business Rating (0%-150%)	X	Individual Rating (0%-150%)

2017 Incentive Compensation (IC) Awards: For 2017, the Committee retained the six performance metrics used in 2016 — except it changed free cash flow to operating cash flow, which is a U.S. GAAP measure — and it set performance targets for those metrics. Each of the 2017 performance targets reflects the Company’s 2017 budget approved by the Board, with a performance factor of 100 equating to achieving budgeted results. The full range of potential results is reflected in a pre-established matrix that will generate an overall IC business performance rating for 2017. In addition to pre-establishing a formula for grading our results against the performance factors, the Committee pre-established the weights for each factor.

Long-Term Equity Awards: The Committee establishes the equity award target opportunity for our CEO and each NEO based on Company targets by salary grade, which are unchanged from the levels established in 2014, and the individual’s performance rating for this award. The Committee grants the individual 40% of the award opportunity in the form of time-based RSUs and 60% in the form of performance-based PSUs.

Equity Award Grant Formula

Equity Award Target Opportunity (40% RSU & 60% PSU)	=	Base Salary	X	Individual Target % (varies by grade)	X	Individual Rating (0%-150%)

PSU Performance Metrics: The Committee established three metrics for determining the number of PSUs that will vest at the end of the 2017-2019 performance cycle. The first measure, which is weighted at 50%, is the Company’s Total Shareholder Return during the three-year cycle relative to the Peer Group and on an absolute basis. The second measure, which is weighted at 30%, is the Company’s currency-neutral compound annual adjusted OCI growth rate over the cycle, excluding acquisitions. The final measure, which is weighted 20%, is the Company’s performance against a specific RRP volume measure for PMI’s transformation to Reduced-Risk Products during the performance cycle. The Committee believes that these performance measures are the most appropriate factors in terms of incentivizing senior management to produce results that enhance sustainable shareholder value and strengthen the Company over the long term.

The aggregate of the weighted performance factors for the three metrics will determine the percentage of PSUs that vest at the end of the three-year performance cycle. Each vested PSU entitles the participant to one share of common stock. An aggregate weighted PSU performance factor of 100 will result in the targeted number of PSUs being vested. The minimum percentage of PSUs that can vest is zero, while the maximum is twice the targeted number.

PMI 2017 Proxy Statement • 39

COMPENSATION DISCUSSION AND ANALYSIS

TSR Performance Factor. The TSR performance factor, which determines 50% of the PSU payout, will be calculated based on the Company’s three-year rolling TSR versus the Company’s Peer Group (see page 43). To adjust for market volatility, the TSR calculations will be based on the average of the 20 trading days immediately before the start of the performance cycle and the last 20 trading days of the performance cycle. To reflect that several members of the Peer Group are primarily listed on foreign stock exchanges and report their financial results in different currencies, the Company will measure the TSRs for those companies by using the price performance of their publicly traded American Depository Receipts (“U.S. ADRs”). The use of U.S. ADRs will avoid the need to adjust the TSRs of non-U.S. Peers to reflect currency changes, and will increase transparency by enabling shareholders to directly observe such TSRs. The TSR performance factor for the 2017-2019 performance cycle will be calculated relative to the Peer Group in accordance with the following schedule, with linear interpolation for results between the 25th and 85th percentiles:

	PMI TSR as a Percentile of Peer Group	Performance Factor
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	85th percentile and above	200%

In addition to evaluating our relative TSR, if the Company’s absolute TSR for the performance cycle is zero or less, the Committee will cap the TSR performance factor at target or less. This approach would limit rewards for a performance cycle in which we performed in line with, or better than, the Peer Group, but shareholders did not realize a positive return.

Adjusted Currency-Neutral OCI Growth Performance Factor. The adjusted OCI growth performance factor for the 2017-2019 performance cycle, which determines 30% of the PSU performance factor, will be the compound annual growth rate of the Company’s adjusted OCI (excluding currency and acquisitions) as shown below, with linear interpolation for results between the percentages shown:

Three-Year Adjusted OCI CAGR (excluding currency and acquisitions)
	Result	Performance Factor
Below Threshold	<4%	0%
Threshold	4%	50%
Target	8%	100%
Maximum	11%	200%

The 8% growth that equates to a performance factor of 100% is the upper-end of our mid-term adjusted currency-neutral OCI growth target of 6% to 8%.

Transformation Performance Factor. The Board, the Committee and management consider the success of the Company’s RRPs to be vital to the Company’s long-term success. Accordingly, the Committee has established specific RRP volume targets that will account for 20% of the PSU performance factor over the 2017-2019 cycle. The Committee established the targets at what it believes are appropriately ambitious levels that reflect the Board-approved three-year plan.

PSU Vesting Mechanics. At the end of the three-year performance cycle, the Company’s performance factor for each of the three metrics will be calculated and then weighted, resulting in an overall PSU performance factor from 0-200%. This percentage will be applied to the executive’s target PSU award to determine the number of shares of common stock to be issued to the executive.

The Committee may adjust the PSU performance metrics if appropriate to reflect significant unplanned acquisitions or dispositions.

40 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2016 Individual Performance and Compensation Decisions

André Calantzopoulos, Chief Executive Officer: The Committee assigned Mr. Calantzopoulos an individual performance rating for 2016 of 110% for the incentive compensation award and a rating of 115% for the equity award. As a result, Mr. Calantzopoulos received an annual incentive compensation award of CHF 3,572,280, or $3,607,646 based on the conversion rate on the date of the award. Mr. Calantzopoulos’s equity award was split into 41,870 RSUs and 62,800 PSUs. The Committee also increased Mr. Calantzopoulos’s base salary for 2017 by CHF 36,907 to CHF 1,513,057, or $1,528,036 based on such conversion rate. This was the first increase in Mr. Calantzopoulos’s base salary since 2012.

Mr. Calantzopoulos’s performance rating for the incentive compensation award reflects the Committee’s view that under his capable leadership the Company delivered a strong financial performance in 2016. The Company also made excellent progress on its strategic initiatives, notably in the areas of continuing to develop the Company’s brand portfolio, optimizing the global manufacturing footprint, completing key business development initiatives, continuing to improve sustainability across the business, effectively nurturing and developing the Company’s talent pool, and maintaining its robust control, compliance and integrity programs. The Committee set Mr. Calantzopoulos’s individual performance rating for the annual incentive award at the same level as the Company’s formula-driven annual performance rating.

Mr. Calantzopoulos’s individual performance rating for the equity award reflects that the Company achieved important milestones in the development of RRPs on all fronts: product development, commercialization, scientific substantiation, third-party engagement and the regulatory and fiscal environment. Mr. Calantzopoulos’s equity rating also reflects his decisive leadership in the Company’s external and internal transformation to a future built on smoke-free products.

Other Named Executive Officers:

Marc Firestone: Mr. Firestone serves as our Senior Vice President and General Counsel. His incentive compensation and equity awards recognize his widespread contributions to the Company’s results and inspiring leadership of our Law and Corporate Affairs Departments. His incentive compensation award and his equity award were each based on an individual performance rating of 115%. These ratings reflect his critical role in numerous regulatory, litigation and compliance strategic initiatives, notably his contribution to our continued progress in the regulatory and fiscal framework for RRPs and his insightful guidance of our Corporate Affairs initiatives and our strong compliance culture. The Committee also approved Mr. Firestone’s base salary increase for 2017 by CHF 19,994 to CHF 1,020,006, or $1,030,104 based on the conversion rate on the date of the Committee’s decision.

Martin King: Mr. King serves as President of our Asia Region. His incentive compensation award and his equity award were each based on an individual performance rating of 115%. Cigarette shipment volume in Asia declined by 7.6%, mainly due to total market declines in Pakistan, the Philippines, Thailand and Indonesia, the latter accentuated by temporary PMI market share weakness, and in-switching from our cigarette brands to IQOS heated tobacco sticks, partly offset by Korea. Excluding acquisitions, net revenues (excluding excise taxes) and adjusted OCI increased significantly by 5.9% and 8.9%, respectively, on a constant currency basis. Mr. King’s ratings also reflect the resounding success of IQOS in Japan, and his strong leadership of our Asia business in a difficult operating environment. The Committee also approved Mr. King’s base salary increase for 2017 by CHF 19,998 to CHF 845,004, or $853,370 based on the conversion rate on the date of the Committee’s decision.

Jacek Olczak: Mr. Olczak serves as our Chief Financial Officer. His incentive compensation award and his equity award were each based on an individual performance rating of 120%. These ratings recognize Mr. Olczak’s exceptional leadership and contributions to our financial results, notably our free cash flow performance, the management of our balance sheet, the attractive terms of multiple bond issuances in the capital markets, and the continued focus on process change optimization in the context of our RRP business transformation, as well as effective productivity and cost savings initiatives. Finally, he assured timely and transparent communication of our strategies and results to the investment community and played a critical role in the implementation of numerous cross-functional strategic initiatives. The Committee also approved Mr. Olczak’s base salary increase for 2017 by CHF 20,007 to CHF 974,012, or $983,655 based on the conversion rate on the date of the Committee’s decision.

PMI 2017 Proxy Statement • 41

COMPENSATION DISCUSSION AND ANALYSIS

Miroslaw Zielinski: Mr. Zielinski serves as President, Reduced-Risk Products. His incentive compensation and equity awards were each based on an individual performance rating of 130%. These ratings reflect his invaluable strategic contributions to the development and commercialization of RRPs, his critical role in the successful roll-out of IQOS, the significant progress made in the development and commercialization of our other RRP platforms, the significant progress in scientific substantiation of our RRP platforms, the implementation of highly innovative route-to-market models, the development of novel adult consumer engagement platforms, and his critical contributions to the Company’s long-term strategies. The Committee also approved Mr. Zielinski’s base salary increase for 2017 by CHF 20,007 to CHF 945,009, or $954,365 based on the conversion rate on the date of the Committee’s decision.

42 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Additional Compensation Policies and Processes

Peer Group: The Committee uses a single customized peer group both to benchmark its compensation programs and to compare its TSR when calculating the Company’s PSU performance factor. The following 20 companies, selected in 2015 on the basis of their global presence, focus on consumer products, and similarity to the Company in terms of net revenues and market capitalization, constitute our Peer Group:

PMI 2017 Proxy Statement • 43

COMPENSATION DISCUSSION AND ANALYSIS

Factors Mitigating Against Possible Adverse Consequences of Our Compensation Program: Several elements of our compensation program protect against the possibility that compensation incentives might cause employees to take risks that could materially adversely affect the Company. First, we do not have different incentive compensation award programs for particular business units or functions. Our annual incentive compensation and equity awards apply to management employees worldwide, and the award pools for each of those programs are based on company-wide performance measures that cannot be unduly influenced by a particular business unit or group. Second, all employees are rated on the same scale within general guidelines set by the Committee. These ratings are based on pre-established individual performance criteria so that no particular group of employees will all receive the same rating. Third, both the company-wide and the individual performance measures are subject to maximum levels that limit the amount of awards.

Furthermore, with respect to the long-term equity component of our compensation program, RSUs generally vest only after three years from the date of grant, and PSUs only vest to the extent pre-established targets are achieved over a three-year performance cycle. In addition, our executives are subject to share ownership requirements and comprehensive anti-hedging, anti-pledging and clawback policies described in the following sections.

Share Ownership Requirements: The Company has for several years set share ownership requirements for executives at levels that are among the highest for publicly owned companies. Unvested units of the Company’s PSU equity award do not count towards the ownership requirement. The required share ownership level is shown below:

NEOs	Multiple of base salary
Salary grade 28	15 times
Salary grade 27	9 times
Salary grade 26	6 times
Salary grade 25	5 times

Executives are required to meet their ownership levels within five years of joining PMI or within three years of a promotion. The Committee reviews each executive officer’s compliance with the requirements on an annual basis. As of December 31, 2016, all of our named executive officers met or exceeded the applicable requirements.

The Company also imposes share ownership requirements on non-employee directors (see page 28).

Post-Termination Share Holding Period: In addition to these longstanding and rigorous share ownership requirements, the Committee has determined that any equity award held by an executive officer under the 2017 Performance Incentive Plan that vests on an accelerated basis upon such officer’s termination of employment for any reason other than death or disability must be held for at least one year following such termination.

Anti-Hedging and Anti-Pledging Policies: The Company’s anti-hedging policy prohibits directors, executive officers and other designated employees from purchasing any financial instrument or otherwise engaging in any transaction that is designed to hedge or offset any decrease in the market value of the Company’s shares held by them directly or indirectly, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and other transactions with comparable economic consequences. The foregoing does not prohibit trading in broad-based index funds.

Directors, executive officers and designated employees are also prohibited from engaging in short sales related to the Company’s shares.

The Company’s anti-pledging policy prohibits directors and executive officers from pledging the Company’s shares, including holding shares in a margin account.

Clawback Policy Regarding the Adjustment or Recovery of Compensation: Under our Board-approved policy and as set forth in the applicable equity award agreement, if the Board or an appropriate Committee of the Board determines that, as a result of fraud, misconduct, a restatement of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, an executive has received more compensation than would have otherwise been paid, the Board or Committee shall take action as it deems necessary or appropriate to address the events that gave rise to the fraud, misconduct, write-off or restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any incentive compensation paid to the executive, causing the partial or full cancellation of equity awards, adjusting the future compensation of such executive, and dismissing or taking legal action against the executive, in each case as the Board or Committee determines to be in the best interests of the Company.

44 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Committee in Executive Compensation: The role of the Committee is to discharge the Board’s responsibilities relating to executive compensation matters. In this regard, the Committee is responsible for the development and administration of our executive compensation and benefits program, in furtherance of which the Committee has the authority and responsibility to:

▪

review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of these goals and objectives, and determine and approve the compensation of the CEO based on this evaluation;

▪

set senior executive compensation and make recommendations to the Board with respect to incentive compensation plans and equity-based plans, administer and make awards under such plans and review the cumulative effect of its actions;

▪	review and approve compensation of all executive officers;

▪	oversee the management of risks related to compensation design and payout;

▪	monitor compliance by executives with the Company’s share ownership requirements; and

▪	review and assist the Board with the development of executive succession plans.

In fulfilling these duties, the Committee is supported by our Senior Vice President, Human Resources and his department, the Committee’s executive compensation consultant and other outside legal, financial and compensation counsel, where appropriate.

Role of the CEO in Executive Compensation: Our CEO makes recommendations to the Committee with respect to the compensation of executive officers other than himself. The Committee reviews and discusses the compensation of these officers with the CEO, and the Committee makes the final compensation decisions with respect to these executive officers. The CEO makes no recommendation and has no role in setting any aspect of his own compensation; he does not attend any Committee meetings when any element of his compensation is discussed.

Role of Compensation Consultants: During 2016, the Committee retained the services of Mr. Michael Halloran of Mercer LLC, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”) and Mr. Daniel J. Ryterband of Frederic W. Cook & Co. Mr. Halloran and Mr. Ryterband advised the Committee with respect to the compensation of the Chairman, the CEO and other executives. In addition, Mr. Halloran and Mr. Ryterband provided the Committee with input into the design of our compensation and benefit programs and evolving regulatory and executive compensation market trends.

Mercer was paid $30,340 for Mr. Halloran’s services.

PMI and its affiliates have engaged other offices of Mercer to provide services unrelated to executive compensation, primarily benefits consulting and benchmarking of salaries for different position levels around the world. Mercer’s fees for these services totaled $944,544 in 2016. Mercer is retained directly by the relevant PMI business function, region or market when Mercer provides these other services, and these services and fees are not subject to the approval of the Committee. In addition, MMC and its affiliates other than Mercer provided certain non-compensation related services, primarily insurance brokerage, to PMI and its affiliates in 2016 for fees totaling $1,311,072. Neither these additional services nor the fees are subject to the Committee’s approval.

Frederic Cook & Co. was paid $44,092 for Mr. Ryterband’s services.

Consistent with the requirements of its Charter, the Committee has reviewed and considered:

▪	the services Mr. Halloran and Mr. Ryterband performed for the Committee during 2016;

▪	the other services performed by Mercer and MMC for PMI and its affiliates in 2016;

▪	the fees paid by the Company as a percentage of Mercer’s total revenue and the fees paid by the Company as a percentage of Frederic W. Cook & Co.’s total revenue;

▪	Mr. Halloran’s and Mr. Ryterband’s ownership of the Company’s stock (neither has any such ownership);

PMI 2017 Proxy Statement • 45

COMPENSATION DISCUSSION AND ANALYSIS

▪	the conflicts of interest policies and procedures of Mercer and Frederic W. Cook & Co.;

▪	the relationships among PMI, its executive officers and the Committee members, and Mercer and MMC, and Frederic W. Cook & Co.; and

▪	the quality and objectivity of the services Mr. Halloran and Mr. Ryterband provided to the Committee.

Based on its review, the Committee has concluded that the advice it received from Mr. Halloran is objective and not influenced by Mercer’s or MMC’s relationships with PMI or its affiliates.

Other than obtaining advice on executive compensation, the Company has no relationship with Mr. Ryterband or his firm, and the Committee regards them as independent.

Compensation and Leadership Development Committee Interlocks and Insider Participation: No member of the Committee at any time during 2016 had any relationship with the Company that would be required to be disclosed as a related person transaction or as a compensation committee interlock.

Policy with Respect to Qualifying Compensation for Deductibility: Our ability to deduct compensation paid to individual officers who are covered by Section 162(m) of the U.S. Internal Revenue Code is generally limited to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The annual incentive compensation awards for 2016 and the equity awards that were awarded to our covered named executive officers in February 2017 were subject to, and made in accordance with, performance-based compensation arrangements.

We have taken appropriate actions, to the extent feasible, to preserve the deductibility of annual incentive compensation and equity awards. However, notwithstanding this general policy, the Committee has authorized, and continues to retain the discretion to authorize, other payments that may not be deductible, if it believes that they are in the best interests of both the Company and its shareholders.

Compensation and Leadership Development Committee Report

The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 32 through 57 of this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Leadership Development Committee:

Werner Geissler, Chair

Harold Brown

Lucio A. Noto

Robert B. Polet

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

46 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table sets forth information concerning the cash and non-cash compensation awarded by PMI to our named executive officers: the Chief Executive Officer, Chief Financial Officer and the three most highly compensated officers serving as executive officers on December 31, 2016. These amounts are based on the compensation earned by these officers while employed by PMI for each year.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value (4) ($)	All Other Compensation (5) ($)	Total Compensation ($)
André Calantzopoulos, Chief Executive Officer	2016	1,501,552	11,092,956	3,507,393	1,839,863	182,561	18,124,325
	2015	1,538,848	8,140,289	4,640,861	1,828,411	180,570	16,328,979
	2014	1,615,871	7,373,771	2,961,504	1,941,518	232,205	14,124,869
Marc Firestone, Senior Vice President and General Counsel	2016	1,015,680	3,157,371	1,552,548	662,383	19,238	6,407,220
	2015	1,039,253	3,033,480	1,801,209	539,493	18,168	6,431,603
	2014	1,092,660	3,381,815	1,313,626	621,372	14,473	6,423,946
Martin King, President, Asia Region	2016	842,239	1,507,449	1,024,674	1,676,224	1,043,628	6,094,214
	2015	860,274	1,395,384	1,080,723	978,367	1,451,476	5,766,224
	2014	904,627	1,663,315	866,985	1,679,182	512,818	5,626,927
Jacek Olczak, Chief Financial Officer	2016	971,563	3,286,679	1,545,518	1,295,084	20,746	7,119,590
	2015	994,271	2,652,546	1,796,453	1,113,850	15,972	6,573,092
	2014	1,045,532	2,971,427	1,196,229	1,808,118	13,779	7,035,085
Miroslaw Zielinski, President, Reduced-Risk Products	2016	943,738	2,112,721	1,298,724	1,156,579	14,960	5,526,722
	2015	964,144	1,785,368	1,514,641	1,057,675	44,805	5,366,633
	2014	1,013,852	1,885,609	1,060,438	1,469,430	45,881	5,475,210

(1)

The 2016 base salaries are converted to U.S. dollars using an average conversion rate for 2016 of $1.00 = 0.9852 CHF. Year-to-year variations in the salaries and other amounts reported for our officers result in part from year-to-year variations in exchange rates.

(2)

The amounts shown in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The number of shares awarded in 2016, together with the grant date values of each award, is disclosed in the Grants of Plan-Based Awards During 2016 table on page 49.

The assumptions used in the calculation of the grant date fair value of PSUs awarded in 2016 are described in Note 9 to the consolidated financial statements contained in our 2016 Form 10-K. The table below provides the grant date fair value of PSUs awarded in 2016 for each of our NEOs assuming the maximum level performance is achieved.

Name	2016 PSUs Maximum Value at 200% ($)
André Calantzopoulos	13,754,410
Marc Firestone	3,914,896
Martin King	1,868,384
Jacek Olczak	4,075,596
Miroslaw Zielinski	2,619,610

(3)	The 2016 annual incentive compensation awards are converted to U.S. dollars using the conversion rate on December 30, 2016, of $1.00 = 1.0185 CHF.

(4)

The amounts shown reflect the change in the present value of benefits under the pension plans listed in the Pension Benefits table. The increases in change in present pension value in 2016 were driven by the mandated use of lower interest rates to discount projected future benefits. Such increases would reverse in the event higher interest rates are used in future periods.

(5)	Details of All Other Compensation for each of the named executive officers appear on the following page.

PMI 2017 Proxy Statement • 47

COMPENSATION DISCUSSION AND ANALYSIS

All Other Compensation

Name and Principal Position	Year	International Assignments (a) ($)	Personal Use of Company Aircraft (b) ($)	Car Expenses (c) ($)	Tax Preparation Services (d) ($)	Totals ($)
André Calantzopoulos, Chief Executive Officer	2016	-	149,114	31,924	1,523	182,561
	2015	-	142,174	36,838	1,558	180,570
	2014	-	197,002	33,565	1,638	232,205
Marc Firestone, Senior Vice President and General Counsel	2016	-	-	8,722	10,516	19,238
	2015	-	-	268	17,900	18,168
	2014	-	-	-	14,473	14,473
Martin King, President, Asia Region	2016	1,013,498	-	30,130	-	1,043,628
	2015	1,438,395	-	13,081	-	1,451,476
	2014	495,060	-	6,289	11,469	512,818
Jacek Olczak, Chief Financial Officer	2016	-	-	20,746	-	20,746
	2015	-	-	15,972	-	15,972
	2014	-	-	13,114	665	13,779
Miroslaw Zielinski, President, Reduced-Risk Products	2016	-	-	11,407	3,553	14,960
	2015	-	-	33,935	10,870	44,805
	2014	-	-	28,637	17,244	45,881

(a)

The amounts shown include payments or reimbursements made pursuant to PMI’s Long-Term Assignment Guidelines, which are designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the Long-Term Assignment Guidelines ensure that employees have the necessary financial support to help meet cost differences associated with these assignments. The Long-Term Assignment Guidelines cover housing, home leave, relocation, education expenses and tax equalization, as well as other program allowances. Currently, there are approximately 990 participants in the program.

(b)

For reasons of security and personal safety, PMI requires Mr. Calantzopoulos to use Company aircraft for all travel. The amounts shown are the incremental cost of personal use of Company aircraft to PMI and include the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included. Mr. Calantzopoulos has agreed to reimburse the Company for his personal usage of Company aircraft to the extent that the aggregate incremental cost of such usage exceeds $200,000 per fiscal year; he is responsible for his own taxes on any imputed taxable income resulting from personal use of Company aircraft.

(c)

Amounts shown for Mr. Calantzopoulos include the incremental cost of personal use of driver services that PMI provided for reasons of security and personal safety. With respect to Messrs. Calantzopoulos, Firestone, King, Olczak, and Zielinski, amounts include the cost, amortized over a five-year period, of a vehicle, including insurance, maintenance, repairs and taxes. Executives are responsible for their own taxes on any imputed taxable income resulting from car expenses.

(d)	The tax preparation services are pursuant to PMI policies that apply to all Swiss payroll-based management employees.

The following are the specific amounts paid by the Company under the Long-Term Assignment Guidelines:

Name and Principal Position	Year	Housing ($)	Home Leave ($)	Relocation ($)	Tax Equalization (a) ($)	Other Program Allowances (b) ($)	Totals ($)
Martin King, President, Asia Region	2016	415,335	20,781	-	506,000	71,382	1,013,498
	2015	259,236	27,174	136,878	943,606	71,501	1,438,395
	2014	130,463	34,328	127,616	158,210	44,443	495,060

Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using average conversion rates for 2016 of $1.00 = 0.9852 CHF and $1.00 = 7.7621 HKD.

(a)

The tax equalization payments made pursuant to PMI’s Long-Term Assignment Guidelines are to ensure that an assignee’s income tax liability is approximately the same as if he or she had not accepted a long-term international assignment. Payments for tax equalization often occur in years following the actual tax year. The Company has covered the excess taxes on behalf of Mr. King pursuant to our assignment tax principle. The amount reflected in the table includes the incremental taxes paid by early 2017 in relation to Mr. King’s 2015 and 2016 compensation.

(b)	Other Program Allowances include tax preparation services paid by the Company under the Long-Term Assignment Guidelines.

48 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards During 2016

		Estimated Possible Payouts Under Non-Equity Annual Incentive Plan (1)			Estimated Future Payouts Under Equity Incentive Plan (2)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock Awards ($)
André Calantzopoulos, Chief Executive Officer	2016	0	2,898,675	6,522,019
	2/4/2016				35,520	71,040	142,080		6,877,205
	2/4/2016							47,360	4,215,751
Marc Firestone, Senior Vice President and General Counsel	2016	0	1,227,310	2,761,448
	2/4/2016				10,110	20,220	40,440		1,957,448
	2/4/2016							13,480	1,199,923
Martin King, President, Asia Region	2016	0	810,021	1,822,547
	2/4/2016				4,825	9,650	19,300		934,192
	2/4/2016							6,440	573,257
Jacek Olczak, Chief Financial Officer	2016	0	1,170,846	2,634,404
	2/4/2016				10,525	21,050	42,100		2,037,798
	2/4/2016							14,030	1,248,881
Miroslaw Zielinski, President, Reduced-Risk Products	2016	0	908,200	2,043,450
	2/4/2016				6,765	13,530	27,060		1,309,805
	2/4/2016							9,020	802,916

(1)

The estimated possible payouts are converted to U.S. dollars using the conversion rate on December 30, 2016, of $1.00 = 1.0185 CHF. The numbers in these columns represent the range of potential cash awards as of the time of the grant. Actual awards paid under these plans for 2016 are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

On February 4, 2016, each of our named executive officers received 60% of his targeted equity award in the form of PSUs. The target number of PSUs awarded was based on the grant date fair market value, determined by using the average of the high and the low trading prices of PMI stock on that date of $89.015. The closing price of PMI stock on that date was $89.10. These equity awards are scheduled to vest on February 20, 2019, to the extent performance goals pre-established and pre-weighted by the Committee are achieved. For the 2016-2018 performance cycle the performance goals are based on TSR, compound annual adjusted OCI growth rate and innovation measures. Dividend equivalents will be payable at vesting only on the earned shares.

The numbers in these columns represent the potential number of PSUs that can vest at three different levels of performance. Threshold assumes achievement of a threshold performance level for each of the three pre-established performance goals resulting in the vesting of 50% of the target number of PSUs. The vesting percentage can be 0 if none of the threshold levels is achieved.

(3)

On February 4, 2016, each of our named executive officers received 40% of his targeted equity award in the form of RSUs. The number of RSUs awarded was based on the grant date fair market value, determined by using the average of the high and the low trading prices of PMI stock on that date of $89.015. The closing price of PMI stock on that date was $89.10. These equity awards are scheduled to vest on February 20, 2019. Dividend equivalents are payable on a quarterly basis throughout the vesting restriction period.

On February 2, 2017, the following named executive officers received equity awards that are scheduled to vest (subject to the conditions of the awards) on February 19, 2020, as follows: Mr. Calantzopoulos, 41,870 RSUs, 62,800 PSUs; Mr. Firestone, 13,000 RSUs, 19,500 PSUs; Mr. King, 6,830 RSUs, 10,240 PSUs; Mr. Olczak, 12,940 RSUs, 19,410 PSUs; and Mr. Zielinski, 8,650 RSUs, 12,980 PSUs. The amount of these awards was determined based on 2016 individual performance and targeted award levels by salary grade and then split between RSUs (40%) and PSUs (60%).

PMI 2017 Proxy Statement • 49

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards as of December 31, 2016

	Stock Awards
		RSUs		PSUs
Name and Principal Position	Stock Award Grant Date (1)	Number of Units that Have not Vested (2) (#)	Market Value of Units that Have not Vested (3) ($)	Number of Unearned Units that Have not Vested (4) (#)	Market or Payout Value of Unearned Units that Have not Vested (3) ($)
André Calantzopoulos, Chief Executive Officer	2/4/2016			71,040	6,499,450
	2/4/2016	47,360	4,332,966
	2/5/2015	98,940	9,052,021
	2/6/2014	94,870	8,679,656
Marc Firestone, Senior Vice President and General Counsel	2/4/2016			20,220	1,849,928
	2/4/2016	13,480	1,233,285
	2/5/2015	36,870	3,373,236
	2/6/2014	43,510	3,980,730
Martin King, President, Asia Region	2/4/2016			9,650	882,879
	2/4/2016	6,440	589,196
	2/5/2015	16,960	1,551,670
	2/6/2014	21,400	1,957,886
Jacek Olczak, Chief Financial Officer	2/4/2016			21,050	1,925,865
	2/4/2016	14,030	1,283,605
	2/5/2015	32,240	2,949,638
	2/6/2014	38,230	3,497,663
Miroslaw Zielinski, President, Reduced-Risk Products	2/4/2016			13,530	1,237,860
	2/4/2016	9,020	825,240
	2/5/2015	21,700	1,985,333
	2/6/2014	24,260	2,219,547

(1)	These awards vest according to the following schedule:

Grant Date	Grant Type	Vesting Schedule
2/4/2016	PSU	Award vests between 0-200% on 2/20/2019 upon certification of the achievement of performance goals pre-established by the Committee.
2/4/2016	RSU	100% of award vests on 2/20/2019.
2/5/2015	RSU	100% of award vests on 2/21/2018.
2/6/2014	RSU	100% of award vests on 2/15/2017.

Upon normal retirement or upon separation from employment by mutual agreement after reaching age 58, outstanding RSUs will vest immediately, while outstanding PSUs will vest at the end of the relevant three-year performance cycle to the extent performance goals are met. Upon death or disability, all outstanding RSUs will vest and all outstanding PSUs will vest at 100% of target. In all other cases, the extent of vesting or forfeiture will be subject to the Committee’s discretion.

(2)

Dividend equivalents paid in 2016 on outstanding RSUs for each of our named executive officers were as follows: Mr. Calantzopoulos, $1,004,279; Mr. Firestone, $415,780; Mr. King, $199,713; Mr. Olczak, $370,965; and Mr. Zielinski, $245,737.

(3)	Based on the closing market price of PMI common stock on December 30, 2016, of $91.49.

(4)	Amount assumes target performance goals are achieved. The actual number of units that vest will range between 0% and 200% depending on actual performance during the performance cycle.

50 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stock Option Exercises (1) and Stock Vested During 2016

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
André Calantzopoulos, Chief Executive Officer	74,260	6,755,804
Marc Firestone, Senior Vice President and General Counsel	48,270	4,391,363
Martin King, President, Asia Region	24,270	2,207,963
Jacek Olczak, Chief Financial Officer	42,080	3,828,228
Miroslaw Zielinski, President, Reduced-Risk Products	31,530	2,868,442

(1)	The Company does not issue stock options.

On February 15, 2017, vesting restrictions lapsed for the following RSUs granted in 2014: Mr. Calantzopoulos, 94,870 shares; Mr. Firestone, 43,510 shares; Mr. King, 21,400 shares; Mr. Olczak, 38,230 shares; and Mr. Zielinski, 24,260 shares.

PMI 2017 Proxy Statement • 51

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of the named executive officers’ service over their full careers with us, our prior parent company and affiliates. The increments related to 2016 are reflected in the Change in Pension Value column of the Summary Compensation Table on page 47. Our plans providing pension benefits are described below in the Pension Benefits table, and our defined contribution plans are described in the Non-Qualified Deferred Compensation table on page 56.

Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2)(3) ($)	Payments During Last Fiscal Year ($)
André Calantzopoulos, Chief Executive Officer	Pension Fund of Philip Morris in Switzerland	35.00	16,330,826	-
	IC Pension Plan of Philip Morris in Switzerland	11.92	2,434,361	-
	Supplemental Plan of Philip Morris in Switzerland	11.00	6,568,028	-
Marc Firestone, Senior Vice President and General Counsel	Pension Fund of Philip Morris in Switzerland	4.75	1,749,139	-
	IC Pension Plan of Philip Morris in Switzerland	3.92	149,863	-
	Supplemental Plan of Philip Morris in Switzerland	4.75	708,985	-
Martin King, President, Asia Region	Pension Fund of Philip Morris in Switzerland	11.58	3,532,845	-
	IC Pension Plan of Philip Morris in Switzerland	10.92	588,846	-
	Supplemental Plan of Philip Morris in Switzerland	8.00	942,792	-
	Retirement Plan for Salaried Employees	14.00	788,453	-
	Benefit Equalization Plan (BEP)	14.00	3,942,898	-
Jacek Olczak, Chief Financial Officer	Pension Fund of Philip Morris in Switzerland	27.00	9,210,078	-
	IC Pension Plan of Philip Morris in Switzerland	10.92	587,751	-
	Supplemental Plan of Philip Morris in Switzerland	8.00	1,908,360	-
Miroslaw Zielinski, President, Reduced- Risk Products	Pension Fund of Philip Morris in Switzerland	31.00	10,148,615	-
	IC Pension Plan of Philip Morris in Switzerland	11.92	1,050,376	-
	Supplemental Plan of Philip Morris in Switzerland	11.00	1,818,887	-

(1)

As of December 31, 2016, each named executive officer’s total years of service with PMI or its affiliates were as follows: Mr. Calantzopoulos, 31.92 years; Mr. Firestone, 4.71 years; Mr. King, 25.58 years; Mr. Olczak, 23.79 years; and Mr. Zielinski, 25.33 years; the years shown in this column are the years credited under the named plan for purposes of benefit accrual. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each named executive officer’s total service and the credited service shown for each plan result from transfers between entities sponsoring various plans. Mr. King’s credited service under the U.S. plans reflects his prior service as a U.S. payroll-based employee. While such credited service is now frozen, he continues to earn eligibility and vesting service and increases in his benefit due to increases in his compensation as a result of his continued service with PMI. The Pension Fund of Philip Morris in Switzerland allows employees to purchase additional service credit with contributions from their own funds, and Messrs. Calantzopoulos, Olczak, and Zielinski have purchased 3.08, 15.67, and 13.83 years, respectively, without any Company contribution.

(2)

The amounts shown in this column for pension plans in Switzerland are based on a 60% joint and survivor annuity commencing at age 62 (the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement) and the following actuarial assumptions: discount rate 0.59%, mortality table LPP 2015 with a load of 2.00% for expected improvements in mortality and interest rate on account balances of 3.4%. Present value amounts in Swiss francs are converted to U.S. dollars using the conversion rate on December 30, 2016, of $1.00 = 1.0185 CHF.

The amounts shown in this column for Mr. King’s U.S. pension benefits are based on a single life annuity (or, for the BEP, a lump sum payment) using the same assumptions applied for year-end 2016 financial disclosure under FASB ASC Topic 715, except that in accordance with SEC requirements, benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement.

See Note 13 to our consolidated financial statements for a description of our FASB ASC Topic 715 assumptions. Like all present value amounts, the amounts shown in this column change as the interest rate used to discount projected future benefits is adjusted, with lower interest rates producing higher present values and higher interest rates producing lower present values.

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COMPENSATION DISCUSSION AND ANALYSIS

(3)

In addition to the benefits reflected in this column, we generally provide a survivor income benefit allowance, or SIB allowance, to the surviving spouse and children of U.S. payroll-based employees who die while covered by our Retirement Plan for Salaried Employees. Following the death of a retiree who has a spouse and whose retirement benefits are being paid as a single life annuity, the surviving spouse becomes entitled to a SIB allowance four years after the retiree’s death, in an amount equal to the amount the spouse would have received if the participant had elected to receive monthly payments under the Retirement Plan in the form of a 50% joint and survivor annuity. The surviving spouse of a participant who dies prior to retirement and prior to age 61 becomes entitled to receive 25% of the base salary of the deceased employee commencing four years after the participant’s death, provided the spouse has not remarried, and continuing until the deceased employee would have reached age 65. At that time, the surviving spouse receives the same survivor benefit he or she would have received if the deceased employee continued to work until age 65 earning the same base salary as in effect at the time of death. These benefits are reduced by any death benefits payable from the Retirement Plan. If there is no surviving spouse, SIB allowances for each child equal 10% of the base salary of the deceased employee (to a maximum of 30% of base salary), become payable monthly beginning four years after the employee’s death, and continue until the child reaches age 25 if a full-time student (age 19 if not). The present value of such post-retirement SIB benefits for Mr. King, assuming his spouse survives him, is $40,842. There is no SIB allowance under the BEP since the BEP benefit is only available as a lump sum.

PMI 2017 Proxy Statement • 53

COMPENSATION DISCUSSION AND ANALYSIS

Retirement Plans for U.S. Payroll-Based Employees

Pensions for our U.S. payroll-based employees are payable from the tax-qualified Retirement Plan and non-qualified supplemental plans. These plans recognize the employees’ prior service with companies with which we were previously affiliated.

Mr. King, who is a former U.S. payroll-based employee, has accrued benefits under the tax-qualified Retirement Plan and the non-qualified supplemental Benefit Equalization Plan (BEP). The provisions of these two plans are described below.

The BEP provides both supplemental pension benefits and supplemental deferred profit-sharing benefits. The provisions of the BEP relating to deferred profit-sharing benefits are described following the Non-Qualified Deferred Compensation table.

Retirement Plan for Salaried Employees

The tax-qualified Retirement Plan is a non-contributory plan maintained for the benefit of our U.S. payroll-based salaried employees hired before January 1, 2009. Subject to tax law limits, the pension formula generally applicable under the Retirement Plan provides for lifetime benefits following termination of employment equal to (a) 1.75% of the employee’s average compensation (the sum of annual salary and annual incentive compensation award in the 60 consecutive months during the employee’s last 120 months of service that, when divided by five, produces the highest average) minus (b) 0.30% of such compensation up to the applicable Social Security-covered compensation amount, times (c) years of credited service (up to a maximum of 35). Social Security-covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches age 65. The resulting benefit is expressed as a single life annuity payable commencing at normal retirement age.

Employees who terminate employment before age 55 with vested benefits may commence receiving payment of their accrued pensions after attaining age 55, with reductions for early commencement of 6% for each year by which commencement precedes age 65. For an employee who terminates employment after age 55, the reduction for early commencement is generally 6% for each year by which commencement precedes age 60. If an employee has 30 years of service and is age 55 or older, or is 60 or older with 5 years of service, the annuity immediately payable on early retirement is 100% of that payable at normal retirement age.

Benefit Equalization Plan (BEP)

The tax law applicable to the funded tax-qualified Retirement Plan limits the annual compensation that can be taken into account in determining the five-year average compensation under the plan. As a result of this and certain other tax limits, only a portion of the benefits calculated under the Retirement Plan formula can be paid to affected employees from the Retirement Plan. To compensate for the loss of these benefits under the funded tax-qualified plan, eligible employees accrue supplemental benefits under non-qualified plans. Generally, the supplemental pension benefits accrued under the BEP equal the difference between (a) the pension benefits determined under the Retirement Plan provisions described above, disregarding the tax law limits, and (b) the benefits that can be provided from the Retirement Plan after taking the tax law limits into account.

Retirement Plans for Swiss Payroll-Based Employees

Pensions for our Swiss payroll-based employees are payable from a funded defined benefit pension plan and incentive compensation (IC) pension plan qualifying for favorable treatment under Swiss law. To the extent that Swiss tax or other limitations do not allow paying the full pension under the qualified plans, the balance is expected to be payable under a supplemental pension plan.

Pension Fund of Philip Morris in Switzerland

With limited exceptions, all Swiss payroll-based employees over 25 years of age become immediately covered by the Pension Fund of Philip Morris in Switzerland, a broad-based contributory-funded plan providing defined retirement, disability and death benefits up to limits prescribed under Swiss law. Retirement benefits are expressed as an annuity at normal retirement age equal to 1.8% of the participant’s five-year average pensionable salary (base salary minus two-thirds of the maximum social security benefits of CHF 28,200 in 2016) multiplied by years of credited service (to a maximum of 40 to 41 years, depending on the employee’s date of birth). Effective April 1, 2015, employees between the ages of 25 and 34 contribute 6% of their pensionable salary to the Fund, and the contribution increases to 7% for employees between the ages of 35 and 54 and 8% for employees between the ages of 55 and 65. Subject to certain conditions, participants may elect to receive

54 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

pension benefits entirely or partially in a lump sum. For determining lump sum values, a discount rate of 4% and the LPP 2015 mortality table is used. The LPP mortality table is a commonly used mortality table in Switzerland. For an employee who completes 30 years of service and retires at age 62, this translates into payments equivalent to a pension of 54% of five years’ annual average pensionable salary. For an employee with 40 years of credited service at age 65, this “replacement ratio” is approximately 72% of average salary. Participants may retire and commence benefits as early as age 58; however, for each year that retirement precedes age 62, the 1.8% multiplier used to calculate the amount of the retirement pension is reduced by 0.06% (at age 58 the multiplier is 1.56%). Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service.

If an employee terminates employment with us before age 58, the lump sum value of the pension calculated using the termination lump sum factors is transferred either to a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum or a mix of both.

IC Pension Plan of Philip Morris in Switzerland

Swiss payroll-based employees in salary grades 14 and above who are eligible to participate in the annual incentive compensation award program described above are also eligible to participate in the IC Pension Plan of Philip Morris in Switzerland, a funded plan which, for the named executive officers, provides for participant contributions of up to 1.5% of pensionable salary (as defined above), subject to maximum Swiss pension law limits, and an equal matching contribution from the employer. As with the pension plan, participants may make additional voluntary contributions subject to certain terms and conditions.

Benefits ultimately received depend on interest rates set by the Pension Board of the plan (which consists of members appointed by the employer and an equal number selected by participants in the plan) and are payable in a lump sum or as an annuity. The plan guarantees that there is no loss of principal on either the employee contributions or the Company match. In 2016, the assets of the funds had a positive performance of 4.3%, and 3.0% was credited on plan balances.

If an employee terminates employment with the Company before age 58, the employee’s account value is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds to the plan although interest does accrue on the account balance. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum payment or a mix of both.

Supplemental Plan of Philip Morris in Switzerland

For some Swiss payroll-based employees, including our NEOs, the laws and regulations applicable to the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland limit the benefits that can be provided under those plans. For these employees, we maintain a Supplemental Plan under which an amount is calculated and deposited annually in a Swiss foundation to make up for the difference between the full pension an employee would have received had these plans not been subject to such limitations (assuming the employee becomes entitled to benefits from the Supplemental Plan). However, the annual deposits do not serve to increase the amount that an individual would have received absent such limits. In determining the amount of the annual deposit, the actuarial assumptions used are the same as those described above for the Pension Fund of Philip Morris in Switzerland.

In the event of a Supplemental Plan participant’s termination of employment from the Company, if the Foundation Board determines in its sole discretion that he or she is entitled to a benefit, the Supplemental Plan benefit is paid in a lump sum at the time that benefits first become payable to the participant under the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland. As the Supplemental Plan is not a tax-qualified plan, the benefits from this plan, when paid, are adjusted for the loss of favorable tax-qualified plan treatment.

PMI 2017 Proxy Statement • 55

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2016 ($)	Registrant Contributions in 2016 ($)	Aggregate Earnings in 2016 (1) ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance as of December 31, 2016 ($)
Martin King, President, Asia Region	Benefit Equalization Plan (BEP), Deferred Profit-Sharing	0	0	306	0	19,900

(1)

The amount in this column consists of amounts credited as earnings for 2016 on account balances attributable to the prior participation under the defined contribution portion of the BEP. This amount does not constitute above-market earnings and, accordingly, is not included in amounts reported in the Summary Compensation Table on page 47.

Deferred Profit-Sharing and Benefit Equalization Plan

For U.S. payroll-based employees, we provide non-qualified defined contribution benefits supplementing the benefits provided under our tax-qualified Deferred Profit-Sharing Plan for Salaried Employees, or DPS. Under the DPS, contributions are made on behalf of each participant for each year. Currently, none of our named executive officers is eligible for DPS contributions.

As is the case for the Retirement Plan, the applicable U.S. tax law limits the amount of compensation ($265,000 for 2016) that can be taken into account under the tax-qualified DPS for any year and imposes other limits on the amounts that can be allocated to individuals under the DPS. A DPS participant whose salary was more than the compensation limit or who was otherwise affected by tax law limits is entitled to a supplemental profit-sharing benefit in an amount generally equal to the additional benefits the participant would have received under the DPS but for the application of the tax law limits.

The funds accumulated in the DPS portion of BEP for Mr. King reflect the contributions while he was a U.S. payroll-based employee.

The DPS fund used as an earnings measure under this portion of the BEP is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2016, produced earnings at a rate of approximately 1.6%. Participants typically receive their supplemental profit-sharing benefits upon termination of employment in a lump sum or, if elected in advance, as a deferred lump sum payment or in installments over a number of years not to exceed their life expectancy.

56 • PMI 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Employment Contracts, Termination of Employment and Change in Control Arrangements

As a general matter, PMI has not utilized special employment contracts for its named executive officers. However, as required by local law, our Swiss payroll-based executive officers are covered by contracts; these contracts do not include change in control provisions.

PMI’s 2012 Performance Incentive Plan includes a double-trigger feature. Under the plan, the changes to vest or pay applicable awards occur immediately upon a change in control only if the entity acquiring PMI does not agree to assume or replace the awards. In addition, if the acquiring entity agrees to assume or replace the awards, but an employee’s employment is terminated involuntarily and other than for cause or the employee terminates employment for good reason within two years after the change in control, the applicable awards will become vested or be payable upon the employee’s termination of employment as follows:

▪	the restrictions on outstanding RSUs would lapse;

▪	outstanding PSUs would vest on a pro-rata basis at target and be payable in cash;

▪	unless otherwise determined by the Compensation and Leadership Development Committee, equity awards would be cashed out at the change in control price; and

▪	fully earned but unpaid annual incentive compensation awards would become payable.

Under PMI’s 2012 Performance Incentive Plan, a change in control occurs: (i) upon an acquisition of 20% or more of either PMI’s common stock or the voting power of PMI’s voting securities, excluding certain acquisitions involving PMI or its affiliates or where PMI’s beneficial owners continue to meet certain ownership thresholds; (ii) when members of the PMI Board as of the effective date of PMI’s 2012 Performance Incentive Plan, or thereafter nominated or elected by such members, cease to constitute a majority of the PMI Board; (iii) upon certain reorganizations, mergers, share exchanges and consolidations involving PMI; or (iv) upon the liquidation or dissolution, or sale of substantially all of the assets of PMI, with limited exceptions.

The amounts in the accompanying table are estimates of the amounts that would have become payable on a change in control of PMI, calculated as if a change in control occurred on December 31, 2016, applying certain assumptions. For outstanding awards granted under PMI’s 2012 Performance Incentive Plan, we have assumed that the awards become vested and payable as of December 31, 2016, either because the acquirer does not assume or replace the awards or because the employee’s employment is involuntarily terminated.

Name	Unvested PSUs (1) ($)	Unvested RSUs (1) ($)	Completed 2016 Annual Incentive Compensation Award Cycle (2) ($)	Total ($)
André Calantzopoulos	2,166,483	22,064,643	2,898,675	27,129,801
Marc Firestone	616,643	8,587,251	1,227,310	10,431,204
Martin King	294,293	4,098,752	810,021	5,203,066
Jacek Olczak	641,955	7,730,906	1,170,846	9,543,707
Miroslaw Zielinski	412,620	5,030,120	908,200	6,350,940

(1)

Assumes the change in control price is equal to the closing market price of PMI on December 30, 2016, of $91.49. Value of unvested PSUs assumes target number of shares awarded prorated for the amount of time lapsed in the performance cycle.

(2)

Assumes target award payable under our annual incentive compensation award program for a full year. Amounts are converted to U.S. dollars using the conversion rate on December 30, 2016, of $1.00 = 1.0185 CHF.

Benefits payable under PMI’s qualified pension and profit-sharing plans and supplemental plans are discussed above. None of those plans provide PMI’s executive officers with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that ensure vesting and continuation of profit-sharing contributions for the year of a change in control and the following two years. Mr. King is already fully vested under these plans. Similarly, no enhanced provisions apply to the above-named executive officers with respect to continued medical, life insurance or other insurance coverage following termination of employment, whether or not in connection with a change in control.

Involuntary Separation Without Cause

In the event of involuntary separation without cause, a severance payment is typically determined as a multiple of monthly base salary. The amount of severance paid varies based on a number of factors, including the circumstances of the termination and the executive’s years of service.

PMI 2017 Proxy Statement • 57

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section discusses in detail how our compensation programs support our business and financial objectives, how they work and are administered under the direction of our independent Compensation and Leadership Development Committee, and how the Committee’s decisions concerning the 2016 compensation of our executive officers were directly tied to our performance.

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This annual say-on-pay vote gives our shareholders the opportunity to express their views on our NEOs’ compensation at each Annual Meeting of Shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation and Leadership Development Committee or the Board of Directors. The Board and the Committee value the opinions of our shareholders and will review the voting results when making future decisions regarding executive compensation.

The Board recommends a vote FOR the resolution approving the compensation of our named executive officers.

58 • PMI 2017 Proxy Statement

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

Pursuant to Section 14A of the Exchange Act, we are seeking your input with regard to the frequency of future shareholder advisory votes on our executive compensation programs. We are asking whether the advisory vote should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for our Company and, therefore, the Board recommends that you vote for a one-year interval for the say-on-pay advisory vote.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of every one year, two years or three years or you may abstain from voting on the resolution set forth below:

RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast in response to this resolution will be determined, on an advisory basis, to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers.

We will regard the option that receives the highest number of votes cast by shareholders to be the frequency that has been selected by shareholders. Although this vote is advisory and not binding on the Board or PMI, the Board will carefully consider the outcome.

The Board recommends a vote of once EVERY YEAR as the frequency with which shareholders are provided an advisory vote on executive compensation.

PMI 2017 Proxy Statement • 59

APPROVAL OF THE 2017 PERFORMANCE INCENTIVE PLAN

The Board of Directors has adopted the 2017 Performance Incentive Plan (the “2017 Plan”) to replace the 2012 Performance Incentive Plan, which was approved by our shareholders in 2012 (the “2012 Plan”). The 2017 Plan, like the 2012 Plan, permits the Company to compensate management with equity and cash incentive awards. New awards will not be made under the 2017 Plan until shareholder approval is obtained for the Plan. The Company has no plans to grant additional awards under the 2012 Plan after the date of this proxy statement.

The 2017 Plan provides the Compensation and Leadership Development Committee with the flexibility to compensate executives through various awards. These awards may be tied to the financial or operational performance of the Company as well as to the performance of the Company’s stock. Because of the key role the 2017 Plan will play in the compensation of executives, the Board urges you to vote for its approval.

The terms of the 2017 Plan are summarized below. In addition, the full text of the 2017 Plan is set forth in Exhibit B to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the 2017 Plan. Shareholder approval of the 2017 Plan is one of the requirements for allowing us to continue to make certain awards to executive officers that will be tax-deductible by us as performance-based compensation for U.S. tax purposes.

Comparison of the 2017 Plan and the 2012 Plan

The following compares the key provisions of the two plans:

▪	the term of each of the Plans is five years;

▪	the 2012 Plan authorized 30 million shares of common stock, while the 2017 Plan authorizes 25 million shares, representing 1.61% of shares outstanding as of March 10, 2017;

▪	both Plans prohibit the recycling of shares available for issuance with shares that are forfeited or withheld to pay taxes;

▪	each of the Plans authorizes restricted shares, restricted share units, performance-based cash incentive awards and performance-based equity awards;

▪	neither Plan authorizes stock options or stock appreciation rights;

▪	each Plan features a double-trigger change in control provision as further described on pages 57 and 62;

▪

the Board has adopted a clawback policy applicable to each Plan providing for the recovery of incentive compensation in appropriate circumstances as described on page 44, and the 2017 Plan requires that all awards thereunder are subject to this policy; and

▪

the Board has adopted rigorous stock ownership requirements and anti-hedging and anti-pledging policies for executives intended to align their interests with those of our shareholders and to protect against inappropriate risk taking as described on page 44.

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APPROVAL OF THE 2017 PERFORMANCE INCENTIVE PLAN

Run Rates and Dilution. The following table sets forth information regarding equity awards granted, the run rate for each of the last three fiscal years and the average run rate over the last three years. The Company’s regular annual long-term equity awards are granted in February of each year. The last column reflects awards issued through March 10, 2017.

RUN RATE (shares in millions)	FY 2014	FY 2015	FY 2016	3-Year Average	YTD 2017
RSUs granted	2.43	1.54	1.21	1.73	1.20
Director Stock Awards granted	0.02	0.03	0.03	0.03	-
PSUs vested	-	-	-	-	-
Weighted average number of shares outstanding	1,566.37	1,548.90	1,551.06	1,555.44	1,552.00
Run rate (1)	0.16%	0.10%	0.08%	0.11%	0.08%

(1)

Run rate includes the sum of all director stock awards and RSUs granted during the period, plus the number of all PSUs vested during the period, divided by the weighted average number of shares outstanding during the period. The Company does not issue stock options.

The Company’s run rates as shown above and its 2016 year-end overhang (number of unvested RSUs plus unvested PSUs (at target) as a percentage of all shares outstanding at year-end) of 0.32% each compares favorably to those of its Peer Group.

Eligibility. Employees of the Company, its subsidiaries and its affiliates, who are responsible for or contribute to the management, growth and profitability of the Company, its subsidiaries and affiliates, are eligible to receive awards under the 2017 Plan. Such eligible employees include executive officers, senior officers, and other key executive and management employees (currently, approximately 8,750). Awards that are paid to our named executive officers (other than the Chief Financial Officer) are potentially subject to the tax deduction limitations of Section 162(m) of the Internal Revenue Code (the “Code”). The limitations of Section 162(m) do not apply, however, to “performance-based” compensation that meets certain requirements, including shareholder approval of the plan.

Business Criteria for Performance Goals. The performance goals for awards that are intended to constitute performance-based compensation for purposes of Section 162(m) will be based on one or more of the following criteria: earnings per share; total shareholder return; net revenues; operating income; operating companies income; net income; earnings before interest, taxes, depreciation and amortization expenses; free cash flow; operating cash flow; return on equity; return on capital; economic value added; product volume or market share; product innovation; changes in the overall cost base; operating margin; attainment of product commercialization targets; achievement of research and development milestones and other strategic initiatives; achievement of regulatory milestones; portfolio transformation; or achievement of diversity and inclusion goals. The measures of these criteria may be adjusted in a manner consistent with the practices of the Company in communicating results.

Negative Discretion. Notwithstanding the achievement of any performance goal established under the 2017 Plan, the Committee has the discretion to reduce some or all of a performance-based award that would otherwise be paid to a participant.

Incentive Awards. Incentive awards expressed in cash, common stock, or both may be granted under the 2017 Plan. These awards will be earned only if corporate, business unit or individual performance objectives over performance cycles established by or under the direction of the Committee, are met.

Restricted Shares and Restricted Share Units. Restricted shares and RSUs may also be awarded. Restricted shares are shares of common stock issued to a recipient while RSUs represent the right to receive shares, in each case that vest and become transferable upon the satisfaction of conditions described in the applicable award agreement. Restricted shares and RSUs may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in the applicable award agreement, the holder of a restricted share award will have all the rights of a holder of common stock on his or her restricted shares, including the right to receive dividends. The holder of RSUs will have none of the rights of a holder of common stock unless and until shares of common stock are actually delivered in satisfaction of such units. The Committee may provide for the payment of dividend equivalents with respect to any shares of common stock subject to unvested RSUs.

Performance Share Units. PSUs are performance-based awards denominated in shares of common stock and based on the achievement of pre-established performance goals during a performance cycle, with the vesting percentage determined

PMI 2017 Proxy Statement • 61

APPROVAL OF THE 2017 PERFORMANCE INCENTIVE PLAN

by formula. The recipient of PSUs will have none of the rights of a holder of common stock until shares are earned and delivered in satisfaction of such units. The Committee may provide for the payment of dividend equivalents with respect to shares that are actually earned at the end of a performance cycle.

U.S. Federal Income Tax Consequences.

Restricted Shares. The recognition of income from an award of restricted shares for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the shares. The employee may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, PMI will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.

RSUs and PSUs. Generally, an employee will not recognize ordinary income until the shares become payable, even if the award vests in an earlier year. PMI will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Cash Incentive Awards. Any cash payment an employee receives under an incentive award will generally be included in the employee’s income, as ordinary income, in the year paid. PMI will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deductibility of Awards. Section 162(m) places a $1.0 million annual limit on the compensation deductible by PMI paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” PMI believes that cash incentive awards and PSUs under the 2017 Plan will qualify for the performance-based compensation exception to the deductibility limit. The Committee retains the discretion to issue awards that are not so qualified.

Other Tax Consequences. State tax consequences may in some cases differ from those described above. Awards under the 2017 Plan will in many instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Award Limits. The 2017 Plan places limits on the maximum amount of each type of award that may be granted to any employee in any plan year. The maximum number of shares of common stock that may be the subject of all awards that are intended to comply with the performance-based exception under Section 162(m) awarded to any employee during any single calendar year shall not exceed 500,000. For awards that are settled in cash but denominated in shares of common stock, the maximum aggregate amount of cash that may be paid to a participant in a single calendar year is equal to 500,000 multiplied by the fair market value of a share of common stock on the payment date. The maximum amount of all awards denominated in cash that are intended to comply with the performance-based exception under Section 162(m) that can be paid to any employee during any single calendar year shall not exceed $10 million for awards with a performance cycle of one year or less and shall not exceed such annual maximum multiplied by the number of years in any performance cycle having a term of more than one year.

Award limits that are expressed as a number of shares will be adjusted appropriately in the event of any transaction or event that affects our common stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants.

Change in Control. The 2017 Plan includes a double-trigger feature under which outstanding equity awards will not accelerate or vest if the entity acquiring PMI agrees to replace the award with a time-based equity award of equivalent value. For this purpose, the value of outstanding PSUs would be determined based on actual performance through the date of the change in control if more than one-half of the performance cycle has elapsed and such performance is determinable. Otherwise, the value of outstanding PSUs would be based on the assumption that target performance had been achieved.

If outstanding equity awards are not replaced, outstanding RSUs would fully vest and the value of outstanding PSUs would be determined as set forth above and be payable immediately in cash.

If outstanding equity awards are replaced as described above but, within two years after the change in control, the employee’s employment is terminated involuntarily and other than for cause or the employee terminates employment for

62 • PMI 2017 Proxy Statement

APPROVAL OF THE 2017 PERFORMANCE INCENTIVE PLAN

good reason, the replacement award would fully vest. The definition of change in control in the 2017 Plan is similar to that in the 2012 Plan (summarized on page 57), except that no change in control is deemed to occur in certain business combination transactions if beneficial owners prior to such transaction beneficially own more than 50% in an entity resulting from such transaction (as opposed to 60% in the 2012 Plan).

Future Awards. Future awards under the 2017 Plan cannot be determined at this time because grants are at the discretion of the Committee. However, we believe that incentive and equity awards granted under the 2012 Plan in 2016 would not have been any different had they been awarded under the 2017 Plan.

Shares Remaining Under the Company’s Equity Compensation Plans. The number of shares to be issued upon exercise or vesting and the number of shares remaining available for future issuance under the 2012 Plan and the Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors at March 10, 2017, were as follows:

	(A) Number of Shares to be Issued upon Exercise of Outstanding Options and Vesting of RSUs and PSUs		(B) Weighted Average Exercise Price of Outstanding Options	(C) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders (1)	5,392,560	(2)	-	19,868,589	(3)

(1)	The 2008 Stock Compensation Plan for Non-Employee Directors was approved by our former parent company in connection with our spin-off.

(2)

Represents 3,750,500 shares of common stock that may be issued upon vesting of RSUs granted under the 2012 Plan and 1,642,060 shares that may be issued upon vesting of PSUs granted under the 2012 Plan if maximum performance targets are achieved for each performance cycle. PMI has not granted options since the spin-off and the 2017 Plan does not authorize stock options or stock appreciation rights.

(3)

Following shareholder approval of the 2017 Plan, no further awards will be made under the 2012 Plan, although prior awards will continue to be valid. The Company has no plans to grant additional awards under the 2012 Plan after the date of this proxy statement.

Administration of the Plan. The 2017 Plan will be administered by the Committee, which has the power to interpret the 2017 Plan and to adopt such rules and guidelines for carrying out the 2017 Plan as it may deem appropriate. Subject to the terms of the 2017 Plan, the Committee has the authority to determine those employees eligible to receive awards and the amount, type and terms of each award and to establish and administer any performance goals applicable to such awards. The Committee may delegate its authority and power under the 2017 Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee may, in its discretion, accelerate the vesting of any equity award granted under the 2017 Plan, or otherwise amend or modify any award granted under the 2017 Plan in any manner that either is not materially adverse to the recipient holding the award or is consented to by the recipient.

Other Information. The 2017 Plan provides that an award may not be transferred except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Committee.

It is presently intended that the 2017 Plan constitute an “unfunded” plan for incentive and deferred compensation. The 2017 Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of our obligations.

The 2017 Plan was adopted by the Board on March 9, 2017, subject to shareholder approval, and no awards will be made under the 2017 Plan after May 3, 2022. However, any awards granted before May 3, 2022, may extend beyond such date. The Company has no plans to grant awards under the 2012 Plan after the date of this proxy statement. The Board may amend the 2017 Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would increase the number of shares of common stock that may be distributed under the 2017 Plan.

On March 10, 2017, the closing price of PMI common stock reported on the New York Stock Exchange was $110.54.

The Board recommends a vote FOR the approval of the

2017 Performance Incentive Plan.

PMI 2017 Proxy Statement • 63

APPROVAL OF THE 2017 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Introduction

The annual equity awards granted to our directors (see page 28) are made pursuant to the 2008 Stock Compensation Plan for Non-Employee Directors (the “Current Plan”), which was approved by Altria as our sole shareholder prior to the spin-off of PMI from Altria Group, Inc. on March 28, 2008. Under the terms of the Current Plan, no awards can be made after the awards made immediately following the 2017 Annual Meeting. Consequently, on March 9, 2017, the Board adopted the 2017 Stock Compensation Plan for Non-Employee Directors (the “New Plan”), subject to approval of the Company’s shareholders. The full text of the 2017 Non-Employee Director Plan is attached to this Proxy Statement as Exhibit C.

The New Plan is intended to be the successor to the Current Plan. No awards can be made under the New Plan unless it is approved by shareholders.

The purposes of the New Plan are (i) to assist the Company in promoting the alignment of interest between the Company’s Non-Employee Directors and the Company’s shareholders and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future success of the Company.

Summary of the New Plan

The following general description of material features of the New Plan is qualified in its entirety by reference to the provisions of the New Plan set forth in Exhibit C.

Who may receive awards under the New Plan?

Only members of the Board who are not full-time employees of the Company or its subsidiaries will be granted awards under the New Plan. At his request, Dr. Paulsen does not participate in the Current Plan and will not participate in the New Plan. At present, eleven Non-Employee Directors will be granted awards under the New Plan if it is approved by shareholders.

How many shares will be reserved for awards?

One million shares of common stock (approximately 0.06% of the shares outstanding as of March 10, 2017) will be reserved and available for awards under the New Plan. No shares will remain available for new awards under the Current Plan after the awards made immediately following the 2017 Annual Meeting.

What will Non-Employee Directors receive?

Under the New Plan, on the first day of each Plan Year each eligible Non-Employee Director serving as such immediately after each Annual Meeting of Shareholders will receive an award of shares of common stock of the Company having a fair market value as follows:

(i)	eligible Non-Employee Directors other than the Chairman: equal to $175,000; and

(ii)	Chairman: equal to $1,250,000;

or such other amount as determined by the Nominating and Corporate Governance Committee (the “Committee”). A Plan Year is the period commencing at the opening of business on the day on which the Company’s Annual Meeting of Shareholders is held and ending on the day immediately preceding the day on which the next Annual Meeting is held.

Non-Employee Directors who join the Board on a day other than the first day of a Plan Year are eligible for an award that is typically prorated to reflect the number of Board meetings remaining to be held during that Plan Year.

Does the New Plan authorize stock options and other stock-based awards?

No. Unlike the Current Plan, the New Plan does not authorize stock options or other stock-based awards, reflecting the fact that no such awards were utilized under the Current Plan.

Will Non-Employee Directors be permitted to defer shares?

A participant may defer the receipt of shares of common stock under the New Plan, as is the case under the Current Plan. Non-Employee Directors may elect to defer the receipt of the shares of common stock awarded by timely filing an election to establish a notional deferred stock account in compliance with applicable tax rules and procedures established by the Committee. Each share of deferred common stock credited to such an account represents an unfunded obligation of the Company to issue a share of common stock on a future payment date. The shares of deferred stock will earn dividend equivalents in the same amounts as cash dividends paid on shares of common stock, and these amounts will be invested in additional shares of deferred stock.

64 • PMI 2017 Proxy Statement

APPROVAL OF THE 2017 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Who administers the New Plan?

The Nominating and Corporate Governance Committee (or a subcommittee thereof) will administer the New Plan. The New Plan authorizes the Committee to delegate such administrative functions as it deems appropriate.

U.S. Federal Income Tax Consequences

Awards of common stock are taxable to the Non-Employee Director in the year awarded unless he or she has timely filed an election to defer receipt of the shares, in which case taxation occurs in the year received. The Company will generally be entitled to deduct a corresponding amount as a business expense in the year the Non-Employee Director recognizes this income.

State tax consequences may in some cases differ from those described above. Awards under the New Plan may in some instances be made to Directors who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

If approved by shareholders, the New Plan will be effective on the day following the 2017 Annual Meeting and will expire after the awards made immediately following the 2027 Annual Meeting of Shareholders.

The Board may amend or terminate the New Plan, provided that no amendment will be made without shareholder approval if required under applicable law, regulation or stock exchange rule. Amendments may not increase the number of shares of Company common stock available under the New Plan.

The following table sets forth benefits to be received by Non-Employee Directors on an annual basis starting in 2018:

New Plan Benefits

	Value ($)	Number of Shares of Common Stock (2)
Each Eligible Non-Employee Director, other than the Chairman	175,000	1,584
Chairman	1,250,000	11,309
Eligible Non-Employee Directors as a group (11 in total) (1)	3,000,000	27,149

(1)	Assumes no change in the number of Non-Employee Directors and that each Non-Employee Director remains in office.

(2)	The number of shares of common stock shown is based on the closing price of the Company’s common stock on March 10, 2017, which was $110.54 per share.

The table above reflects benefits expected to be received by Non-Employee Directors in 2018; however, for 2018 and future years, the fair market value of Non-Employee Directors’ awards may exceed these amounts, as determined by the Nominating and Corporate Governance Committee or the Board.

The Board recommends a vote FOR the approval of the

2017 Stock Compensation Plan for Non-Employee Directors.

PMI 2017 Proxy Statement • 65

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended

December 31, 2016

To Our Shareholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors. The Audit Committee has the sole authority for appointing, compensating and overseeing the work of the independent auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors, including in executive sessions without the presence of management, the independent auditors’ evaluation of the accounting principles, practices and judgments applied by management, the adequacy of the Company’s financial reporting processes, controls and procedures, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the Independence Standards Board.

The Audit Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2016 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting and overall control environment. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee:

Jennifer Li, Chair

Werner Geissler

Jun Makihara

Lucio A. Noto

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

66 • PMI 2017 Proxy Statement

AUDIT COMMITTEE MATTERS

Independent Auditors’ Fees

Aggregate fees, including out-of-pocket expenses, paid to our independent auditors, PricewaterhouseCoopers SA, consisted of the following (in millions):

	2016	2015
Audit Fees (1)	$20.02	$21.31
Audit-Related Fees (2)	0.70	0.80
Tax Fees (3)	4.76	4.74
All Other Fees (4)	0.94	1.46
TOTAL	$26.42	$28.31

(1)

Fees and expenses associated with professional services in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (iii) reviews of documents filed with the Securities and Exchange Commission.

(2)

Fees and expenses for professional services for audit-related services, which include due diligence related to acquisitions and divestitures, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)

Fees and expenses for professional services in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

(4)	Fees and expenses for professional services relating to market analysis and other professional services.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

PMI 2017 Proxy Statement • 67

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers SA (“PwC”) as the Company’s independent auditors for the fiscal year ending December 31, 2017, and has directed that management submit the selection of independent auditors to shareholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers SA are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In determining to reappoint PwC, the Audit Committee considered a number of factors, including the following:

▪	PwC has served as the Company’s independent auditors during the nine fiscal years completed following our becoming an independent company;

▪	The results of the Audit Committee’s evaluation of PwC’s qualifications, performance, independence and quality control procedures;

▪

The Audit Committee’s belief that PwC’s deep knowledge of the Company and the Company’s information technology and systems platforms better equips it to focus the audit work where it is most needed, enhances the quality of risk-based reviews, and enables it to design and implement a superior audit plan and to effectively test for control weaknesses;

▪	The Audit Committee’s belief that PwC has the capability and expertise and professionals in the many countries that are necessary to conduct a quality audit of our worldwide business;

▪	The Audit Committee reviews and evaluates the lead partner and senior auditors on the account and selects the incoming lead partner when the outgoing lead partner rotates off the account;

▪	External data relating to audit quality and performance, including the Public Company Accounting Oversight Board’s reports on PwC and its peer firms; and

▪	The appropriateness of PwC’s fees.

Shareholder ratification of the selection of PwC as the Company’s independent auditors is not required by the Company’s by-laws or otherwise. However, we are submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote FOR the ratification of the selection of

PricewaterhouseCoopers SA as the Company’s independent auditors.

68 • PMI 2017 Proxy Statement

SHAREHOLDER PROPOSALS

PROPOSAL 1 — HUMAN RIGHTS POLICY

Reverend Michael H. Crosby, Corporate Responsibility Agent, on behalf of the Province of St. Joseph of the Capuchin Order, claiming beneficial ownership of at least $2,000 worth of shares, submitted the proposal set forth below. The address and shareholdings of the proponent will be furnished upon request made to the Corporate Secretary. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

WHEREAS: In 2011 the United Nations released: “Guiding Principles on Business and Human Rights.” Among peoples’ basic rights are the right to life and liberty, education and welfare, including the right to health. In an effort to abide by these Principles, PMI became a member of the UN’s Global Compact on Human Rights on June 19, 2015.

Later, The New York Times featured extended articles outlining how PMI, through its involvement in the United States Chamber of Commerce, has undermined nations’ efforts to protect their citizens from smoking-related harm and deaths (“U.S. Chamber of Commerce Works Globally to Fight Antismoking Measures,” June 30, 2015; “U.S. Chamber Fights Smoking Laws While Hospitals and Insurers Sit on Its Board,” July 1, 2015; “Big Tobacco’s Staunch Friend in Washington: U.S. Chamber of Commerce, “October 9, 2015).

The Times noted this effort involves “a three-pronged strategy in the Chamber’s global campaign to advance the interests of the tobacco industry” in face of countries’ efforts to curb the use of tobacco: 1) “the Chamber lobbies alongside its foreign affiliates to beat back antismoking laws;” 2) “in trade forums, the Chamber pits countries against each other and 3) in the widely-reported efforts of the Chamber to “defend the ability of the tobacco industry to sue under future international treaties, notably the Trans-Pacific Partnership” (TPP).

A February 25, 2015 Washington Post piece reported that a section of the then-proposed TPP’s “Investor-State Dispute Settlement” (ISDS) was used by Philip Morris “to stop Uruguay from implementing new tobacco regulations intended to cut smoking rates.” However, when this issue was taken to the World Bank’s International Center for Settlement of Investment Dispute, it decided in favor of Uruguay’s right to regulate tobacco packaging for the public health and has ordered PMI to pay $7 million to cover fees and expenses

(https://business-humanrights.org/en/intl-tribunal-rules-uruguay-has-right-to-protect-public-health-through-tobacco-regulation-in-case-brought-by-philip-morris).

Commenting on “Big Tobacco’s controversial, ailing crusade” such as the above, The Economist noted (August 6, 2016) that such “avenues may be closing” due to recent rulings by the World Bank and the European Court of Justice that make it “likely that more governments will in future prioritize public health over IP.”

PMI has a right to protect and ensure its intellectual property rights (IP). However, the proponents of this resolution believe any related rights are secondary to human rights, especially peoples’ right to health and governments’ rights to ensure their citizens’ health, especially when the degree and expanse of this global corporate/industry effort to undermine such governments’ efforts is not publicly known.

RESOLVED: that PMI’s independent directors create a Review Committee to review, adapt, and monitor the Company’s human rights policy to ensure that its global and national lobbying and marketing practices, as well as those of industry bodies to which it belongs, are not undermining efforts of sovereign countries to protect their citizen’s health. This Review Committee shall report its findings annually in conjunction with PMI’s annual meeting.

The Board recommends a vote AGAINST this proposal.

In the past year, we at Philip Morris International took several bold steps reflecting our firm commitment to human rights, including the right to health. Among these steps, we issued our first Communication on Progress to the United Nations Global Compact, in which we reported on PMI’s progress in making the Global Compact’s Ten Principles part of our strategy to assure sustainability throughout our business and to reflect our commitment in our culture and day-to-day operations. Our report acknowledged that cigarettes pose serious health risks and that tobacco companies have a special obligation to develop and market their products responsibly (see www.pmi.com/sustainability).

We established implementation and oversight mechanisms for our sustainability efforts that exceeded the scope of the review committee requested by the shareholder proposal. We followed the guidance of the U.N. Guiding Principles on Business and Human Rights, and established a cross-functional Human Rights Core Team of specialists from our various business functions.

PMI 2017 Proxy Statement • 69

SHAREHOLDER PROPOSALS

This team leads our efforts to assess human rights risks across our global operations and supply chain, to develop and monitor comprehensive and effective measures to address those risks, to communicate our human rights commitment both internally and to our business partners, and to report publicly, at least annually, the measures we have taken with respect to human rights.

The Human Rights Core Team is supported by the functional leaders who report to our CEO and is coordinated by a Sustainability Team reporting to our Senior Vice President of Corporate Affairs. The Product Innovation and Regulatory Affairs Committee of PMI’s Board of Directors provides oversight of our activities in this area and both the Committee and the full Board receive frequent updates on these activities. We are developing metrics to quantify and to measure our progress in advancing the Global Compact’s Ten Principles throughout our global operations and supply chain. We will report our progress publicly.

We worked with the Danish Institute on Human Rights, a leading global institution on human rights, to support the development of our plans, including risk assessment and gap analysis of policies and practices. We worked with the proponents of this shareholder resolution to understand and to reflect their perspective on this critical issue. Consistent with our ongoing efforts to assure transparency, we will include details of our implementation plan in this year’s Communication on Progress to the Global Compact.

The Company’s key strategic priority is to develop and commercialize smoke-free products that are a much better choice than cigarette smoking and to lead a full-scale effort to ensure that smoke-free products replace cigarettes to the benefit of adult smokers, society, our Company and its shareholders. Since 2008, we have invested more than $3 billion and substantial effort to achieve this objective, building state-of-the-art R&D facilities in Switzerland and Singapore, hiring more than 400 scientists and engineers, publishing over 160 papers in peer-reviewed scientific journals dedicated to health, obtaining more than 1,500 patents related to RRPs, and building a new facility dedicated to manufacturing RRPs.

Our greatest hope as a company is to revolutionize the industry by introducing smoke-free products that replace cigarette smoking. This goal is aligned with the expectations of smokers, society and our shareholders, and we are fully committed to turning it into reality.

At year-end 2016, we were commercializing IQOS in key cities in twenty markets, and we are targeting launches in key cities in an additional ten to fifteen markets in 2017, subject to capacity. We estimate that approximately 1.4 million adult consumers, many of whom had smoked our own cigarette brands, have already fully converted from smoking to using IQOS.

RRPs contain nicotine and are not risk-free. We therefore support science-based regulation and taxation of RRPs. Regulation and taxation should differentiate between cigarettes and products that present, are likely to present, or have the potential to present less risk of harm to adult smokers who switch to these products versus continued smoking. Regulation should provide minimum standards for RRPs and specific rules for, among other things, ingredients, labeling and consumer communication, and should ensure that the public is informed about the health risks of all tobacco and nicotine-containing products. Regulation, as well as tobacco industry activities, should reflect the fact that youth should not consume nicotine in any form.

With respect to regulation of cigarettes, we support many measures, including those that strictly prohibit the sale of tobacco products to minors, limit public smoking, require health warnings on tobacco packaging, and regulate product content to prevent increased adverse health effects of smoking. We do oppose measures such as plain packaging or bans on all forms of communication to adult smokers that are not based on sound evidence of a public health benefit, or are likely to lead to adverse consequences, such as illicit trade. We do not believe that seeking a fair hearing on such measures in limited and appropriate circumstances undermines effective governmental efforts to protect public health. Nevertheless, in a sign of our overarching focus on developing and commercializing scientifically substantiated RRPs, an approach that we believe will ultimately improve public health much more than extreme cigarette regulation, we chose not to participate in the industry’s appeal of the court decision that upheld plain packaging regulation in the United Kingdom.

We will continue our efforts to lead the transformation of our industry. Our CEO has offered to meet with the proponents of this resolution to discuss our key strategic priority, and how our ongoing work fully addresses both the human rights and the public health interests supported by the resolution.

For the reasons discussed above, we believe that this proposal, while well-intentioned, is neither necessary nor in the interest of shareholders.

Therefore, the Board recommends a vote AGAINST the proposal.

70 • PMI 2017 Proxy Statement

SHAREHOLDER PROPOSALS

PROPOSAL 2—MEDIATION OF ALLEGED HUMAN RIGHTS VIOLATIONS

Heather Slavkin Corzo, Director, Office of Investment of the American Federation of Labor and Congress of Industrial Organizations, on behalf of the AFL-CIO Reserve Fund, claiming beneficial ownership of at least $2,000 worth of shares, submitted the proposal set forth below. The address and shareholdings of the proponent will be furnished upon request made to the Corporate Secretary. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

RESOLVED, shareholders of Philip Morris International, Inc. (the “Company”) urge the Company to participate in mediation of any specific instances of alleged human rights violations involving the Company’s operations if mediation is offered by a governmental National Contact Point for the Organisation for Economic Cooperation and Development (the “OECD”) Guidelines for Multinational Enterprises.

For the purposes of this policy, the human rights subject to mediation shall include, at a minimum, those expressed in the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work:

(a)	freedom of association and the effective recognition of the right to collective bargaining;

(b)	the elimination of all forms of forced or compulsory labor;

(c)	the effective abolition of child labor; and

(d)	the elimination of discrimination in respect of employment and occupation.

Supporting Statement

The United Nation’s Guiding Principles on Business and Human Rights call on business enterprises to have in place the following policies and processes:

a.	A policy commitment to meet their responsibility to respect human rights;

b.	A human rights due diligence process to identify, prevent, mitigate and account for how they address their impacts on human rights;
c.	Processes to enable the remediation of any adverse human rights impacts they cause or to which they contribute.

(Guiding Principles on Business and Human Rights, United Nations, 2011, available at http://www.ohchr.org/Documents/Publications/Guiding
PrinciplesBusinessHR_EN.pdf). While our Company has taken steps to commit to respect human rights and to conduct due diligence, we believe the Company needs to provide adequate remedies for human rights violations involving the Company’s operations including its tobacco supply chain.

Non-judicial grievance mechanisms to remedy human rights violations are needed the most when formal legal mechanisms are inadequate. For example, in the United States, agricultural workers are excluded from the National Labor Relations Act that protects the rights of workers to organize and collectively bargain. Agricultural child labor is also permitted in the United States under the Fair Labor Standards Act. (Teens of the Tobacco Fields: Child Labor in United States Tobacco Farming, Human Rights Watch, December 9, 2015, available at https://www.hrw.org/report/2015/12/09/teens-tobacco-fields/child-labor-united-states-tobacco-farming).

This proposal urges our Company to participate in mediation of alleged human rights violations if mediation is offered by a governmental National Contact Point pursuant to the OECD Guidelines for Multinational Enterprises. (OECD, 2011, available at http://www.oecd.org/daf/inv/mne/48004323.pdf). In the United States, the State Department’s Office of the U.S. National Contact Point provides mediation of specific instances of human rights violations through the U.S. Federal Mediation and Conciliation Service. (“Specific Instance Process,” Office of the U.S. National Contact Point, U.S. Department of State, available at http://www.state.gov/e/eb/oecd/usncp/specificinstance/index.htm).

Participation in the National Contact Point mediation process is voluntary and does not mean that the Company will be bound by the outcome of mediation. By agreeing to participate in National Contact Point mediation, our Company can affirmatively signal its commitment to remedy human rights violations should they arise in the future.

PMI 2017 Proxy Statement • 71

SHAREHOLDER PROPOSALS

The Board recommends a vote AGAINST this proposal.

As the proposal itself acknowledges, PMI is committed to respecting human rights. In our 2016 Communication on Progress to the United Nations Global Compact we have described in detail our labor and human rights policy framework, due diligence and remediation processes (see www.pmi.com/sustainability). Further, we have committed to the systematic, rights-based approach embodied in the U.N. Guiding Principles on Business and Human Rights and have taken several steps to reflect this commitment. We established a cross-functional Human Rights Core Team of specialists from our various business functions. This team leads our efforts to assess human rights risks across our global operations and supply chain, to develop and monitor comprehensive and effective measures to address those risks, to communicate our human rights commitment both internally and to our business partners, and to publicly report, at least annually, the measures we have taken with respect to human rights.

We worked with the Danish Institute on Human Rights, a leading global institution on human rights, to support the development of our plans, including risk assessment and gap analysis of policies and practices. Consistent with our ongoing efforts to assure transparency, we will include details of our implementation plan in this year’s Communication on Progress to the Global Compact.

This proposal focuses on potential violations of the rights of farmworkers who are not employed by the Company or its suppliers. In this regard, it is important to recognize that since 2011 we have implemented a comprehensive Agricultural Labor Practices (ALP) program throughout our tobacco-growing supply chain that includes policy, due diligence and remediation processes consistent with the expectations set by the U.N.’s Guiding Principles. Our policy standards are based on the ILO Declaration on Fundamental Principles and Rights at Work, and the implementation of the ALP program is mandatory for all our suppliers. We have trained more than 3,500 field staff who have reached approximately 450,000 contracted farms in more than 30 countries to support farmer’s adoption of good practices, monitor progress and enforce compliance with our standards on a farm-by-farm basis. We have implemented external assessments conducted by an independent third party, and provide regular detailed updates that report the strong progress we have been making. We believe that the global scale, detailed scope and level of transparency of our ALP program is unprecedented within the agricultural sector. Our efforts have been acknowledged by a wide range of stakeholders, ranging from the U.S. Department of Labor, to labor unions, and Human Rights Watch.

Specifically with regards to farm workers’ access to remedies, PMI’s affiliates and suppliers continue to work, either through independent third-parties or multi-stakeholder initiatives, to ensure worker access to a fair, transparent, and anonymous grievance mechanism. Locally tailored mechanisms are being implemented or supported in 14 countries, involving non-governmental organizations, government bodies, labor unions, farmer associations, local authorities, and other community members. In the United States, we took a leadership role in the creation of a multi-stakeholder initiative to address labor and human rights within the tobacco-growing supply chain, which includes workers’ representatives, tobacco farmer associations, manufacturers, leaf-buying companies, nongovernmental organizations and the U.S. Department of Labor. We have worked to establish an industry-wide grievance mechanism, and we continue to engage collaboratively and transparently with all stakeholders, including directly with the Farm Labor Organizing Committee, to verify alleged human rights violations and to implement remedial steps.

We take the concerns raised by labor unions very seriously and have followed up on the concrete cases raised during our 2016 Annual Meeting of Shareholders. Further, we have consistently investigated and taken appropriate action every time that a concrete allegation of a violation of our ALP Code has been brought to our attention by the Farm Labor Organizing Committee.

We recognize the importance of both judicial and non-judicial grievance mechanisms in mediating and resolving human rights disputes, including those offered by the United States National Contact Point for the OECD Guidelines for Multinational Enterprises in its Specific Instance process. The proposal urges the Company to commit in advance to non-binding mediation of any allegations of human rights abuse. We do not share the AFL-CIO’s view that committing to non-binding mediation would meaningfully contribute to our present efforts.

In light of these significant commitments, efforts and results, we believe this proposal is unnecessary and contrary to shareholder interests.

Therefore, the Board recommends a vote AGAINST the proposal.

72 • PMI 2017 Proxy Statement

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

The Board has adopted a policy, which is available on the Company’s website at www.pmi.com/governance, that requires our executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000; (ii) the Company is, was or is proposed to be a participant; and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). The Corporate Secretary, in consultation with outside counsel, to the extent appropriate, shall determine whether a potential transaction with a Related Person constitutes a Related Person Transaction requiring review under the policy (including whether the Company or the Related Person has a material interest, based on a review of all facts and circumstances). If the Corporate Secretary determines that the proposed transaction constitutes a Related Person Transaction or it would be beneficial to further review the transaction, then, in either case, the transaction will be referred to the Chief Executive Officer or the Nominating and Corporate Governance Committee of the Board. In deciding whether to approve or ratify the Related Person Transaction, the reviewer is required to consider all relevant facts and circumstances. Based on the review of such facts and circumstances, the reviewer will approve, ratify or disapprove the Related Person Transaction. The reviewer will approve or ratify a Related Person Transaction only if it is determined that the transaction is not opposed to the best interests of the Company. All determinations by the CEO and Corporate Secretary must be reported to the Committee at its next meeting.

Immediate family members of Messrs. Antonio Marques, the Company’s Senior Vice President, Operations, and Patrick Brunel, Senior Vice President and Chief Information Officer, are employed by the Company’s subsidiary in Switzerland in non-executive capacities. Their compensation in 2016 amounted to approximately $133,000 and $565,000, respectively, and was consistent with the Company’s compensation programs. These employment relationships were reviewed and approved in accordance with the policy.

In addition to this policy, the Code of Business Conduct and Ethics for Directors (the “Director Code”), which is available on our website at www.pmi.com/governance, has specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company.

Similarly, our policies require all officers and employees of the Company to avoid situations where the officer’s or employee’s personal, financial or political activities have the potential of interfering with his or her loyalty and objectivity to the Company.

PMI 2017 Proxy Statement • 73

AVAILABILITY OF REPORTS, OTHER MATTERS AND 2018 ANNUAL MEETING

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

We are required to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available without charge to shareholders upon written request to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017-5579. You may review the Company’s filings with the U.S. Securities and Exchange Commission by visiting our website at www.pmi.com/investors. The information on our website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the SEC.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by us. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

2018 ANNUAL MEETING

Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. Our by-laws set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director at the 2018 Annual Meeting, presently anticipated to be held on May 9, 2018, notice of the nomination must be received by the Company between October 24 and November 23, 2017. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder presenting the nomination will be notified of the Board’s conclusion. For a shareholder to bring other matters before the 2018 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company between October 24 and November 23, 2017. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 120 Park Avenue, New York, New York 10017-5579. Any shareholder desiring a copy of the Company’s by-laws (which are posted on our website at www.pmi.com/governance) will be furnished one without charge upon written request to the Corporate Secretary.

Jerry Whitson

Deputy General Counsel and Corporate Secretary

March 23, 2017

74 • PMI 2017 Proxy Statement

EXHIBIT A: QUESTIONS & ANSWERS

1.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. André Calantzopoulos, Louis C. Camilleri and Jerry Whitson have each been designated as proxies for the 2017 Annual Meeting of Shareholders.

2.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The Record Date for the 2017 Annual Meeting of Shareholders is March 10, 2017. The Record Date is established by the Board of Directors as required by Virginia law. Shareholders of record (registered shareholders and street name holders) at the close of business on the Record Date are entitled to:

a)	receive notice of the meeting; and

b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder.

If your shares of stock are held for you in the name of a broker or bank, then your shares are held in street name. The organization holding your shares of stock is considered the shareholder of record for purposes of voting at the Annual Meeting. The answer to Question 18 describes brokers’ discretionary voting authority and when your broker or bank is permitted to vote your shares of stock without instruction from you.

4.	HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must have an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by Friday, April 14, 2017, by sending an e-mail to asmticket@pmi.com or by mailing or faxing a request to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017-5579; facsimile: 1-877-744-5412 (from within the United States) or 1-212-687-3188 (from outside the United States). Please include the following information with your ticket request:

a)	your name and mailing address;

b)	whether you need special assistance at the meeting;

c)	the name of your immediate family member, if one will accompany you; and

d)

if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement) as of March 10, 2017.

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

a)

In Writing: All shareholders of record can vote by mailing their completed and signed proxy card (in the case of registered shareholders) or their completed and signed voting instruction form (in the case of street name holders).

PMI 2017 Proxy Statement • 75

EXHIBIT A: QUESTIONS & ANSWERS

b)

By Telephone and Internet Proxy: All shareholders of record also can vote their shares of common stock by touch-tone telephone using the telephone number on the proxy card, or by Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or Internet if their brokers or banks make those methods available. If that is the case, each broker or bank will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on May 2, 2017.

c)	In Person: All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

a)	giving written notice to the Corporate Secretary of the Company;

b)	delivering a later-dated proxy; or

c)	voting in person at the meeting.

7.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We have established and will maintain a practice of holding the votes of individual shareholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote. We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.	WHAT ARE THE CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

Shareholders may:

a)	vote in favor of a nominee;

b)	vote against a nominee; or

c)	abstain from voting on a nominee.

Directors will be elected by a majority of the votes cast, which will occur if the number of votes cast “FOR” a director nominee exceeds the number of votes “AGAINST” that nominee. See “Election of Directors — Majority Vote Standard in Uncontested Elections” on page 18.

The Board recommends a vote “FOR” all of the nominees.

76 • PMI 2017 Proxy Statement

EXHIBIT A: QUESTIONS & ANSWERS

9.	WHAT ARE THE CHOICES WHEN VOTING ON THE ADVISORY SAY-ON-PAY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS?

Shareholders may:

a)	vote in favor of the resolution;

b)	vote against the resolution; or

c)	abstain from voting on the resolution.

The resolution will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this resolution.

The advisory vote on this matter is non-binding. However, the Board of Directors and the Compensation and Leadership Development Committee value the opinions of our shareholders and will consider the outcome of the vote when making future executive compensation decisions.

10.	WHAT ARE THE CHOICES WHEN VOTING ON THE ADVISORY RESOLUTION REGARDING THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES?

Shareholders may:

a)	vote to have future say-on-pay votes

every year,

every two years, or

every three years; or

b)	abstain from voting on the resolution.

The Board recommends a vote that future advisory say-on-pay votes be held EVERY YEAR.

The option that receives the highest number of votes cast will be regarded as the one selected by the shareholders. The resolution is non-binding. However, the Board of Directors will consider the outcome of the vote when determining the frequency of future advisory say-on-pay votes.

11.	WHAT ARE THE CHOICES WHEN VOTING ON THE PROPOSALS TO APPROVE THE PHILIP MORRIS INTERNATIONAL INC. 2017 PERFORMANCE INCENTIVE PLAN AND THE 2017 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS?

A separate vote will be held to approve each Plan. When voting on each Plan, shareholders may:

a)	vote in favor of the Plan;

b)	vote against the Plan; or

c)	abstain from voting on the proposal.

Each Plan will be approved by the affirmative vote of a majority of the votes cast. For this purpose, under the rules of the New York Stock Exchange, abstentions will be counted as votes cast against the Plan.

The Board recommends a vote “FOR” each of the Plans.

PMI 2017 Proxy Statement • 77

EXHIBIT A: QUESTIONS & ANSWERS

12.	WHAT ARE THE CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS SA AS THE COMPANY’S INDEPENDENT AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

Shareholders may:

a)	vote in favor of the ratification;

b)	vote against the ratification; or

c)	abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

13.	WHAT ARE THE CHOICES WHEN VOTING ON EACH SHAREHOLDER PROPOSAL PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THE SHAREHOLDER PROPOSALS?

A separate vote will be held on each shareholder proposal that is properly presented at the meeting. When voting on each of the proposals, shareholders may:

a)	vote in favor of the proposal;

b)	vote against the proposal; or

c)	abstain from voting on the proposal.

A shareholder proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST.”

The Board recommends a vote “AGAINST” each of the shareholder proposals.

14.	WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the advisory say-on-pay resolution approving the compensation of our named executive officers, for future advisory say-on-pay votes to be held EVERY YEAR, “FOR” each of the Plans, “FOR” the proposal to ratify the selection of PricewaterhouseCoopers SA as the Company’s independent auditors, and “AGAINST” each of the shareholder proposals.

15.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 10, 2017. Each share of common stock is entitled to one vote. As of March 10, 2017, the Company had 1,553,138,929 shares of common stock outstanding.

16.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

17.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or you can reach Computershare at 1-877-745-9350 (from within the United States or Canada) or 1-781-575-4310 (from outside the United States or Canada), or via e-mail at pmi@computershare.com.

78 • PMI 2017 Proxy Statement

EXHIBIT A: QUESTIONS & ANSWERS

18.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you are a street name holder of shares, you should have received a voting instruction form with the proxy statement sent from your broker or bank. Your shares held in street name may be voted only on certain “routine” matters when you do not provide your broker or bank with voting instructions. For example, the ratification of the selection of PricewaterhouseCoopers SA as independent auditors of the Company is considered a “routine” matter for which brokers or banks may vote uninstructed shares. When a proposal is not a “routine” matter (such as the election of director nominees, say-on-pay advisory votes, advisory votes on the frequency of future say-on-pay votes, approval of compensation plans, and shareholder proposals) and the broker or bank has not received voting instructions from the street name holder with respect to that proposal, that broker or bank cannot vote the shares on that proposal. This is called a broker non-vote. Therefore, it is important that you provide instructions to your broker or bank with respect to your vote on these “non-routine” matters.

19.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions will be counted as votes “AGAINST” the 2017 Performance Incentive Plan and the 2017 Stock Compensation Plan for Non-Employee Directors. Abstentions will not be included in the vote totals for any other matter. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

20.	MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer shareholders’ questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, shareholders will be limited to two minutes. Shareholders may speak a second time only after all others who wish to speak have had their turn. When speaking, shareholders must direct questions and comments to the Chairman and confine their remarks to matters that relate directly to the business of the meeting.

21.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 10, 2017, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other agent (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

PMI 2017 Proxy Statement • 79

EXHIBIT B: 2017 PERFORMANCE INCENTIVE PLAN

PHILIP MORRIS INTERNATIONAL INC. 2017 PERFORMANCE INCENTIVE PLAN

Section 1. Purpose; Definitions.

The purpose of the Plan is to support the Company’s ongoing efforts to develop and retain world-class leaders and to provide the Company with the ability to provide incentives directly linked to the performance of the Company’s business and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Award” means the grant under the Plan of Incentive Awards (including Performance Share Units), Restricted Shares or Restricted Share Units.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Cause,” with respect to any Participant, means termination because of:

(i)

continued failure to substantially perform the Participant’s job duties (other than resulting from incapacity due to disability) after a written demand by the Company (or any of its subsidiaries or affiliates, as the case may be) that identifies the manner in which the Company (or any of its subsidiaries or affiliates, as the case may be) has reasonably determined that the Participant has not performed his or her duties;

(ii)

gross negligence in the performance of the Participant’s job duties, willful misconduct, or a material violation of Company policy (including the code of conduct of the Company), that the Company has reasonably determined has resulted in, or is likely to result in, a material and demonstrable detriment to the Company’s business, operations, properties, financial condition or reputation; or

(iii)	the Participant’s conviction of a felony or a plea of nolo contendere by the Participant with respect to a felony.

A termination for Cause must be communicated to the Participant by written notice that specifies the event or events claimed to provide a basis for termination for Cause.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)	“Commission” means the Securities and Exchange Commission or any successor agency.

(f)

“Committee” means the Compensation and Leadership Development Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(g)	“Common Stock” or “Stock” means the common stock of the Company.

(h)	“Company” means Philip Morris International Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(j)

“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

80 • PMI 2017 Proxy Statement

EXHIBIT B: 2017 PERFORMANCE INCENTIVE PLAN

(k)	“Good Reason,” with respect to any Participant, means, unless pursuant to the Participant’s prior written consent, termination following a Change in Control because of:

(i)

a material adverse change in the Participant’s job responsibilities, authority or duties with the Company (or any of its subsidiaries or affiliates, as the case may be) as in effect immediately prior to the Change in Control (including reporting level), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Participant to the Company;

(ii)

any material reduction in the aggregate of the Participant’s base salary, benefits, cash incentive award opportunity and equity award opportunity, as in effect immediately prior to the Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by the Participant to the Company;

(iii)

a requirement by the Company (or any of its subsidiaries or affiliates, as the case may be) for the Participant to change his or her regular workplace that increases the Participant’s commute by more than 50 miles from the commute in effect immediately prior to the Change in Control; or

(iv)

a requirement by the Company (or any of its subsidiaries or affiliates, as the case may be) for the Participant to travel on business at least 20 percent more than required immediately prior to the Change in Control.

A termination for Good Reason must be communicated to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the occurrence of such event or events and, provided further, that the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice.

(l)	“Incentive Award” means an Award made pursuant to Section 5(a)(iii) and includes Performance Share Units.

(m)	“Participant” means any eligible individual as set forth in Section 3 to whom an Award is granted and any authorized transferee of such individual.

(n)	“Performance-Based Award” means any Award granted pursuant to the Plan through the application of Performance Goals and Performance Cycles.

(o)

“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(p)

“Performance Goals” mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any Performance-Based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria: earnings per share; total shareholder return; net revenues, excluding excise taxes; operating income; operating companies income; net income; earnings before interest, taxes, depreciation and amortization expense; free cash flow; operating cash flow; return on equity; return on capital; economic value added; change in the overall cost base; operating margins; product volume or market share; product innovation; attainment of product commercialization targets; achievement of research and development milestones and other strategic initiatives; achievement of regulatory milestones; portfolio transformation; or achievement of diversity and inclusion goals. The measures of such criteria may be adjusted in a manner consistent with the practices of the Company in communicating results.

(q)	“Performance Share Unit” has the meaning set forth in Section 5(a)(iii).

PMI 2017 Proxy Statement • 81

EXHIBIT B: 2017 PERFORMANCE INCENTIVE PLAN

(r)	“Plan” means this 2017 Performance Incentive Plan, as amended from time to time.

(s)	“Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

(t)	“Restricted Share” means an Award of shares of Common Stock pursuant to Section 5(a)(i).

(u)	“Restricted Share Unit” means an Award described in Section 5(a)(ii).

In addition, the terms “Affiliated Group,” “Business Combination,” “Change in Control,” “Incumbent Board,” “Outstanding Company Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Section 6.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Section 3. Eligibility.

Employees of the Company, its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates, are eligible to be granted Awards under the Plan.

Section 4. Common Stock Subject to the Plan.

(a)

Common Stock Available. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 25,000,000. To the extent any Restricted Share or Restricted Share Unit is cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award that were not so paid, if any, shall not again be available for distribution in connection with Awards under the Plan. Shares of Common Stock that are potentially issuable pursuant to a Performance Share Unit or other Performance-Based Award but that are not so issued due to the Participant’s termination or to the failure to achieve Performance Goals, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes shall not be available for distribution in connection with Awards under the Plan.

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(b)	Adjustments for Certain Corporate Transactions. Subject to the provisions of Section 6:

(i)

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution (excluding regular cash dividends), stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock, the Committee shall make such adjustments or substitutions with respect to the Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award limits set forth in Section 5(b), (C) to the Performance Goals or Performance Cycles of any outstanding Performance-Based Awards, and (D) to the number and kind of securities subject to outstanding Awards. In addition, the Committee may make an Award in substitution for incentive awards, stock awards, stock options or other equity-based awards held by an individual who becomes an employee of the Company, a subsidiary or an affiliate in connection with a transaction described in this Section 4(b)(i), and, to the extent permitted by law and regulation, shares of Common Stock subject to such substituted Awards shall not reduce the number of shares of Common Stock reserved and available for distribution under the Plan. Notwithstanding any provision of the Plan, the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

(ii)

In connection with any of the events described in Section 4(b)(i), and consistent with Section 409A of the Code, the Committee shall also have authority with respect to the Plan and to Awards, except as may otherwise be required under an applicable Award agreement, to cancel or adjust the terms of an outstanding Award as appropriate to reflect the substitution for the outstanding Award of an award of equivalent value granted by another entity. In the event of a substitution under Section 4(b)(i), references in this Plan and in the applicable Award agreements thereunder to “Common Stock” or “Stock” shall be deemed (except for purposes of Section 6(b) hereunder and for any similar provisions of applicable Award agreements) to also refer to the securities of the other entity where appropriate.

(iii)

In connection with any of the events described in Section 4(b)(i), with respect to the Plan and to Awards granted thereunder, the Committee is also authorized to provide for the payment of any outstanding Awards in cash.

(iv)

In the event of any conflict between this Section 4(b) and other provisions of the Plan, the provisions of this section shall control. Receipt of an Award under the Plan shall constitute an acknowledgement by the Participant receiving such Award of the ability of the Committee to adjust any award for which an Award under the Plan is substituted.

Section 5. Awards.

(a)	General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

(i)

Restricted Shares. Restricted Shares are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Shares all the rights of a holder of Common Stock during the Restricted Period.

(ii)

Restricted Share Units. Restricted Share Units represent the right to receive shares of Common Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Share Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Share Units.

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(iii)	Incentive Awards.

(1)	Incentive Awards are Performance-Based Awards that are expressed in U.S. or any other jurisdiction’s currency or Common Stock or any combination thereof.

(2)

Incentive Awards may be in the form of Performance Share Units, which are Performance-Based Awards denominated in shares of Common Stock and based on the achievement of Performance Goals during a Performance Cycle. Except as provided in the applicable Award agreement, Performance Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the relevant Performance Cycle. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Performance Share Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually earned and delivered to the Participant. No dividend equivalents will be paid with respect to unearned Performance Share Units; dividend equivalents may be accrued and paid at the end of a Performance Cycle with respect to shares that are earned.

(3)	Any Award granted under the Plan may include Performance Goals and Performance Cycles.

(b)	Maximum Awards. Subject to the exercise of the Committee’s authority pursuant to Section 4:

(i)

The maximum amount of each Award denominated in cash that is intended to comply with the performance-based exception under Code Section 162(m) that can be paid to any Participant during any single calendar year shall not exceed $10,000,000 for Performance Cycles of one year or less and shall not exceed such annual maximum multiplied by the number of years in any Performance Cycle having a term of more than one year. Dividend equivalents paid in cash with respect to earned Performance Share Units that are intended to comply with the performance-based exception under Code Section 162(m) shall be included in the calculation of such limits.

(ii)

The maximum number of shares of Common Stock that may be the subject of all Awards that are intended to comply with the performance-based exception under Code Section 162(m) awarded to any Participant during any single calendar year shall not exceed 500,000.

(iii)

In the case of Awards under Section 5(b)(ii) that are settled in cash based on the Fair Market Value of a share of Common Stock, the maximum aggregate amount of cash that may be paid pursuant to such Awards to any Participant in any single calendar year shall be equal to the per share Fair Market Value as of the relevant payment or settlement date multiplied by the number of shares of Common Stock described in Section 5(b)(ii).

(c)

Negative Discretion. Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce, but not to increase, some or all of the pay-out pursuant to a Performance-Based Award that would otherwise be paid to a Participant.

(d)

Performance-Based Exception. With respect to any Award that is intended to satisfy the conditions for the performance-based exception under Code Section 162(m): (i) the Committee shall interpret the Plan in light of Code Section 162(m) and the regulations thereunder; (ii) the Committee shall not amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (iii) such Award shall not be paid until the Committee shall first have certified in writing that the Performance Goals have been achieved.

(e)

Extraordinary Events. At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under such Section’s performance-based exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific events, including, to the extent significant, corporate transactions, accounting or tax law changes, asset write-downs, litigation or claim adjustments, foreign exchange gains and losses, unbudgeted capital expenditures and other unusual or infrequently occurring events.

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Section 6. Change in Control Provisions.

(a)

Impact of Event. Unless provided otherwise by the Committee (as constituted prior to a Change in Control) in an Award agreement, or as provided in an employment agreement or similar agreement between the Company or any subsidiary or affiliate and the Participant, in the event of a Change in Control:

(i)

If and to the extent share-based Performance-Based Awards outstanding as of the date the Change in Control is determined to have occurred are converted into, as applicable, time-based restricted shares or restricted share units of the successor (or its parent company), then such converted awards shall remain outstanding and shall be governed by their respective terms; provided that if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason, such awards, to the extent then outstanding, shall fully vest. With respect to share-based Performance-Based Awards that are outstanding as of the Change in Control date and are not so converted, such Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code as set forth in the applicable terms of the Awards). In either case, the value of any awards under this Section 6(a)(i) as of the Change in Control date shall be determined in the manner the Committee deems appropriate either (1) based on actual performance as of such date if (A) more than half of the Performance Cycle has elapsed as of such date and (B) actual performance is determinable as of such date; or (2) assuming target performance had been achieved in all other circumstances.

(ii)

If and to the extent any other Awards outstanding as of the Change in Control date is determined to have occurred are assumed by the successor (or its parent company) or cancelled in exchange for comparable awards issued by the successor (or its parent company), and, if, during the 24-month period following the Change in Control date, the Participant’s employment is terminated by such successor (or an affiliate) without Cause or by the Participant for Good Reason, such awards, to the extent then outstanding, shall become free of all restrictions and fully vest. With respect to such Awards that are outstanding as of the Change in Control date and are not assumed, converted or substituted, any deferral or other restriction shall lapse and such Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code as set forth in the applicable terms of the Awards).

(iii)

For an Award to be validly assumed, converted or substituted by a successor for purpose of this Section 6, it must (A) provide such Participant with rights, terms and conditions substantially equivalent or superior to the rights, terms and conditions applicable under such Award, including, but not limited to, identical vesting schedules; (B) have substantially equivalent value to such Award (determined at the time of the Change in Control); and (C) for share-based Awards, be based on stock that is listed and traded on an established U.S. securities market or an established securities market outside the United States upon which the Participant could readily trade the stock without administrative burdens or complexities. The determination of whether the conditions of this Section 6(a)(iii) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(iv)

Notwithstanding any other provision of this Section 6 or the Plan to the contrary, any Incentive Awards, including cash-based Performance-Based Awards, relating to Performance Cycles that have been completed prior to the Change in Control date, will be deemed earned and become immediately payable in cash.

(b)	Definition of Change in Control. A “Change in Control” means the happening of any of the following events:

(i)

Consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any

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acquisition directly from the Company or any corporation or other entity controlled by the Company (the “Affiliated Group”), (2) any acquisition by a member of the Affiliated Group, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

(ii)

Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv)

Consummation of a (A) complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

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(c)

Timing of Payment. Except as provided in Section 13(i), any amount required to be paid pursuant to this Section 6 shall be paid as soon as practicable after the date such amount becomes payable (but not later than 60 days after such date, and the Participant may not determine the time of payment).

Section 7. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would increase the total number of shares of Common Stock that may be distributed under the Plan (other than under the provisions of Section 4(b)). Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

Section 8. Payments and Payment Deferrals.

Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards, under such rules and procedures as it may establish. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents. Any deferral and related terms and conditions shall comply with Section 409A of the Code and any regulations and other guidance thereunder to the extent Section 409A is applicable to the Award or the deferral of the Award.

Section 9. Dividends and Dividend Equivalents.

Subject to the provisions of Section 5(a)(iii), the Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10. Transferability.

Except as provided in the applicable Award agreement or otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 11. Award Agreements.

Each Award under the Plan shall be evidenced by a written or electronic agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the Participant’s employment terminates. The Committee may, in its discretion, amend an Award agreement or accelerate the vesting of any equity Award, provided that, except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no such amendment may materially and adversely affect an Award without the Participant’s consent.

Section 12. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

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Section 13. General Provisions.

(a)

The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for their respective employees.

(c)

Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with any right of the Company, a subsidiary or an affiliate in relation to the employment of any employee at any time.

(d)

No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The value of any shares of Common Stock allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with U.S. Generally Accepted Accounting Principles, to the extent applicable, and relevant tax compliance requirements. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the Federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(f)

If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(g)

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h)

The Plan is effective as of May 3, 2017, provided it is approved by shareholders of the Company. Except as otherwise provided by the Board, no Awards shall be made under the Plan after May 3, 2022, provided that any Awards granted prior to that date may extend beyond it.

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(i)

Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all Awards under the Plan and any elections to defer, distributions, and other aspects of the Plan shall, to the extent subject to Section 409A of the Code, comply with Section 409A and any regulations and other guidance thereunder. If a payment obligation under this Plan arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation §1.409A-1 (b)(1), after giving effect to the exemptions in Treasury Regulation §1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s separation from service (as defined in Section 409A of the Code), provided, however, that if the Participant is a Specified Employee (as defined in Section 409A of the Code), any payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. With respect to any award under the Plan that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of the assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.

(j)	All Awards under the Plan shall be subject to the Company’s policies regarding the adjustment or recovery of compensation as adopted or modified from time to time prior to a Change in Control.

(k)

No fractional shares of Common Stock or units of any securities shall be issued pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities or property shall be paid or transferred in lieu of such fractional shares or any rights thereto shall be eliminated.

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2017 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Section 1. Purpose; Definitions.

The purposes of the Plan are (i) to assist the Company in promoting a greater identity of interest between the Company’s Non-Employee Directors and the Company’s shareholders; and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future successes of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Award” means the grant under the Plan of Common Stock.

(b)	“Board” means the Board of Directors of the Company.

(c)

“Committee” means the Nominating and Corporate Governance Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(d)	“Common Stock” means the Common Stock of the Company.

(e)	“Company” means Philip Morris International Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(f)	“Deferred Stock” means an unfunded obligation of the Company, represented by an entry on the books and records of the Company, to issue one share of Common Stock on the date of distribution.

(g)

“Deferred Stock Account” means the unfunded deferred compensation account established by the Company with respect to each participant who elects to participate in the Deferred Stock Program in accordance with Section 6 of the Plan.

(h)	“Deferred Stock Program” means the provisions of Section 6 of the Plan that permit participants to defer all or part of any Award.

(i)

“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Common Stock as determined by the Committee in good faith.

(j)

“Non-Employee Director” means each member of the Board who is not a full-time employee of the Company or of any corporation in which the Company owns, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote in the election of directors in such corporation, and “eligible Non-Employee Director” has the meaning provided in Section 3 of the Plan.

(k)	“Plan” means this 2017 Stock Compensation Plan for Non-Employee Directors, as amended from time to time.

(l)

“Plan Year” means the period commencing at the opening of business on the day on which the Company’s Annual Meeting of Shareholders is held and ending on the day immediately preceding the day on which the Company’s next Annual Meeting of Shareholders is held.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan and appoint such delegates as it may deem appropriate. The Committee shall have

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the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which Non-Employee Directors reside or are citizens of and to meet the objectives of the Plan.

Any determination made by the Committee in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Eligibility.

Only Non-Employee Directors (except for Dr. Frederik Paulsen) shall be eligible to be granted Awards under the Plan.

Section 4. Common Stock Subject to the Plan.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 1,000,000.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock, the Committee is authorized to and shall make such adjustments or substitutions with respect to the Plan and to Awards authorized thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award amounts set forth in Section 5(a), and (C) to the number and kind of securities subject to outstanding Deferred Stock obligations. In connection with any such event, the Committee is also authorized to provide for the payment of any outstanding Deferred Stock obligations in cash, provided that any such payment shall comply with the requirements of Internal Revenue Code Section 409A.

Section 5. Awards.

(a)

Annual Awards. On the first day of each Plan Year, each eligible Non-Employee Director serving as such immediately after the Annual Meeting held on such day shall receive an Award of Common Stock having a Fair Market Value as follows:

(1)	Eligible Non-Employee Director other than Chairman: equal to $175,000; and

(2)	Chairman: equal to $1,250,000

(with any fractional share being rounded up to the next whole share) or such other amount as the Committee determines in its discretion. If an eligible Non-Employee Director first becomes a member of the Board on a day other than the first day of a Plan Year, the Committee may, in its discretion, make a pro-rated Award to such eligible Non-Employee Director.

(b)	Terms of Awards. Awards pursuant to Section 5(a) are eligible for participation in the Deferred Stock Program.

Section 6. Payments and Payment Deferrals.

(a)

Each Plan participant may elect to participate in the Deferred Stock Program with respect to Awards granted under Section 5(a). The Deferred Stock Program shall be administered in accordance with the terms of this Section 6, provided that the Committee may modify the terms of the Deferred Stock Program or may require deferral of the payment of Awards under such rules and procedures as it may establish. Any deferral election shall be made at a time and for such period as shall satisfy the requirements of Internal Revenue Code Section 409A(a)(4).

(b)

Any election to have the Company establish a Deferred Stock Account shall be made in terms of integral multiples of 25% of the number of shares of Common Stock that the participant otherwise would have been granted on each date

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EXHIBIT C: 2017 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

of grant, shall be made no later than the last day of the calendar year immediately preceding the date of grant (or in the case of a participant who is first becoming eligible for this Plan and any other Plan required to be aggregated with this Plan under Internal Revenue Code Section 409A and the regulations and other guidance thereunder, no later than 30 days after the participant first becomes eligible and before the date of grant), and shall specify the time and form of distribution of the participant’s Deferred Stock Account in a manner complying with Internal Revenue Code Section 409A(a)(2) and (3). Any such election shall remain in effect for purposes of the Plan until the participant executes (i) a new election applicable to any grants to be made in years after the year in which the new election is made or (ii) an election not to participate in the Deferred Stock Program for grants in such future years. New elections pursuant to clause (i) of the preceding sentence may be made only to the extent permitted under rules and procedures established by the Committee taking into account administrative feasibility and other constraints.

(c)

The Deferred Stock Account of a participant who elects to participate in the Deferred Stock Program shall be credited with shares of Deferred Stock equal to the number of shares of Common Stock that the participant elected to receive as Deferred Stock. The Deferred Stock Account shall thereafter be credited with amounts equal to the cash dividends that would have been paid had the participant held a number of shares of Common Stock equal to the number of shares of Deferred Stock in the participant’s Deferred Stock Account, and any such amounts shall be treated as invested in additional shares of Deferred Stock.

(d)

If as a result of adjustments or substitutions in connection with an event described in the second paragraph of Section 4 of this Plan or as a result of the transfer of the transferred accounts, a participant has received or receives with respect to Deferred Stock credited to the participant’s Deferred Stock Account rights or amounts measured by reference to stock other than Common Stock, (i) such rights or amounts shall be treated as subject to elections made, crediting of the participant’s account, and any other matters relating to this Plan in a manner parallel to the treatment of Deferred Stock under the Plan, provided that any crediting of amounts to reflect dividends with respect to such other stock shall be treated as invested in additional Deferred Stock rather than such other stock, and (ii) within 12 months following the event described in Section 4, the participant shall be offered the opportunity to convert the portion of his or her account measured by reference to such other stock to Deferred Stock with the same Fair Market Value (rounded as necessary to reflect fractional shares) as of the date of such conversion.

(e)

Any election by a participant for his or her Deferred Stock Account to be paid upon his or her separation from service as a member of the Board shall be applied in accordance with Internal Revenue Code Section 409A. No separation from service shall be deemed to occur until the participant ceases to serve on the Board.

(f)

The Deferred Stock Program shall be administered under such rules and procedures as the Committee may from time to time establish, including rules with respect to elections to defer, beneficiary designations and distributions under the Deferred Stock Program. Notwithstanding anything in this Plan to the contrary, all elections to defer, distributions, and other aspects of the Deferred Stock Program shall be made in accordance with and shall comply with Internal Revenue Code Section 409A and any regulations and other guidance thereunder.

Section 7. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time without shareholder approval, including, but not limited to, any amendments necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and other guidance thereunder; provided, however, that no amendment shall be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would increase the total number of shares of Common Stock that may be distributed under the Plan (subject to adjustment pursuant to Section 4 of the Plan).

Section 8. Transferability.

Unless otherwise required by law, Deferred Stock shall not be transferable or assignable other than by will or the laws of descent and distribution.

92 • PMI 2017 Proxy Statement

EXHIBIT C: 2017 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Section 9. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 10. General Provisions.

(a)

The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (or any successor agency), any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

(c)	Nothing in the Plan shall confer upon any grantee the right to continued service as a member of the Board.

(d)

No later than the date as of which an amount first becomes includable in the gross income of the participant for income tax purposes with respect to any Award the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)	The terms of this Plan shall be binding upon and shall inure to the benefit of any successor to Philip Morris International Inc. and any permitted successors or assigns of a grantee.

(f)

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of an Award are deemed to submit to the exclusive jurisdiction and venue of the Federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any Award. Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all elections to defer, distributions, and other aspects of the Plan shall comply with Internal Revenue Code Section 409A and any regulations and other guidance thereunder.

(g)

If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(h)	The Plan shall be effective May 3, 2017. Except as otherwise provided by the Board, no Awards shall be made after the Awards made immediately following the 2027 Annual Meeting of Shareholders.

PMI 2017 Proxy Statement • 93

EXHIBIT D: RECONCILIATIONS

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments to Net Revenues for the Impact of Currency and Acquisitions

For the Years Ended December 31,

($ in millions)

(Unaudited)

	Net Revenues	Less Excise Taxes	Net Revenues excluding Excise Taxes	Less Currency	Less Acquisi- tions	Net Revenues excluding Excise Taxes, Currency & Acquisitions	% Change in Net Revenues excluding Excise Taxes
							Total	Excluding Currency	Excluding Currency & Acquisitions
2016 Reconciliation:
European Union	$27,129	$18,967	$8,162	$(147)	$-	$8,309	1.2%	3.0%	3.0%
EEMA	18,286	11,286	7,000	(600)	-	7,600	(4.9)%	3.2%	3.2%
Asia	20,531	11,850	8,681	(8)	-	8,689	5.8%	5.9%	5.9%
Latin America & Canada	9,007	6,165	2,842	(525)	-	3,367	(10.0)%	6.6%	6.6%

Total	$74,953	$48,268	$26,685	$(1,280)	$-	$27,965	(0.4)%	4.4%	4.4%

2015 Reconciliation:
European Union	$26,563	$18,495	$8,068
EEMA	18,328	10,964	7,364
Asia	19,469	11,266	8,203
Latin America & Canada	9,548	6,389	3,159

Total	$73,908	$47,114	$26,794

Adjustments to Operating Companies Income for the Impact of Currency and Acquisitions

For the Years Ended December 31,

($ in millions)

(Unaudited)

	Operating Companies Income	Less Currency	Less Acquisi- tions	Operating Companies Income excluding Currency & Acquisitions	% Change in Operating Companies Income
					Total	Excluding Currency	Excluding Currency & Acquisitions
2016 Reconciliation:
European Union	$3,994	$34	$-	$3,960	11.7%	10.7%	10.7%
EEMA	3,016	(839)	-	3,855	(11.9)%	12.6%	12.6%
Asia	3,196	52	-	3,144	10.7%	8.9%	8.9%
Latin America & Canada	938	(282)	-	1,220	(13.5)%	12.4%	12.4%

Total	$11,144	$(1,035)	$-	$12,179	1.6%	11.0%	11.0%

2015 Reconciliation:
European Union	$3,576
EEMA	3,425
Asia	2,886
Latin America & Canada	1,085

Total	$10,972

94 • PMI 2017 Proxy Statement

EXHIBIT D: RECONCILIATIONS

Reconciliation of Operating Companies Income to Operating Income

For the Years Ended December 31,

($ in millions)

(Unaudited)

	2016	2015	% Change
Operating companies income	$11,144	$10,972	1.6%
Amortization of intangibles	(74)	(82)
General corporate expenses	(161)	(162)
Equity (income)/loss in unconsolidated subsidiaries, net	(94)	(105)

Operating income	$10,815	$10,623	1.8%

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income,

excluding Currency and Acquisitions

For the Years Ended December 31,

($ in millions)

(Unaudited)

	Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions	% Change in Adjusted Operating Companies Income
							Adjusted	Adjusted excluding Currency & Acquisitions
2016 Reconciliation:
European Union	$3,994	$-	$3,994	$34	$-	$3,960	9.6%	8.7%
EEMA	3,016	-	3,016	(839)	-	3,855	(11.9)%	12.6%
Asia	3,196	-	3,196	52	-	3,144	10.7%	8.9%
Latin America & Canada	938	-	938	(282)	-	1,220	(13.5)%	12.4%

Total	$11,144	$-	$11,144	$(1,035)	$-	$12,179	0.9%	10.3%

2015 Reconciliation:
European Union	$3,576	$(68)	$3,644
EEMA	3,425	-	3,425
Asia	2,886	-	2,886
Latin America & Canada	1,085	-	1,085

Total	$10,972	$(68)	$11,040

PMI 2017 Proxy Statement • 95

EXHIBIT D: RECONCILIATIONS

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS

and Adjusted Diluted EPS, excluding Currency

For the Years Ended December 31,

(Unaudited)

	2016	2015	% Change
Reported Diluted EPS	$4.48	$4.42	1.4%
Adjustments:
Asset impairment and exit costs	-	0.03
Tax items	-	(0.03)

Adjusted Diluted EPS	$4.48	$4.42	1.4%
Less:
Currency impact	(0.46)

Adjusted Diluted EPS, excluding Currency	$4.94	$4.42	11.8%

Reconciliation of Operating Cash Flow to Free Cash Flow, and

Free Cash Flow, excluding Currency

For the Years Ended December 31,

($ in millions)

(Unaudited)

	2016	2015	% Change
Net cash provided by operating activities (operating cash flow)	$8,077	$7,865	2.7%
Less:
Capital expenditures	1,172	960

Free cash flow	$6,905	$6,905	-%
Less:
Currency impact	(340)

Free cash flow, excluding currency	$7,245	$6,905	4.9%

96 • PMI 2017 Proxy Statement

2017 PROXY STATEMENT And Notice of Annual Meeting of Shareholders To be held on Wednesday, May 3, 2017

Printed on Recycled Paper

PM
PHILIP MORRIS INTERNATIONAL
PHILIP MORRIS INTERNATIONAL
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT LINE SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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C123456789
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Proxies submitted by Internet or telephone must be received by 11:59 p.m., EDT, on May 2, 2017.
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote by Internet
Go to www.investorvote.com/pm; or
Scan the QR code with your smartphone.
Follow the steps outlined on the secure Web site.
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories & Canada on a touch-tone telephone.
Outside USA, U.S. territories & Canada, call 1-781-575-2300 on a touch-tone telephone.
Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Annual Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.
The Board recommends a vote FOR all nominees, FOR Proposals 2, 4, 5 and 6, every 1 YEAR for Proposal 3, and AGAINST Proposals 7 and 8. +
The Board of Directors recommends a vote FOR:
1. Election of Directors: For Against Abstain
01 - Harold Brown
02 - André Calantzopoulos
03 - Louis C. Camilleri
04 - Massimo Ferragamo
05 - Werner Geissler
For Against Abstain
06 - Jennifer Li
07 - Jun Makihara
08 - Sergio Marchionne
09 - Kalpana Morparia
10 - Lucio A. Noto
For Against Abstain
11 - Frederik Paulsen
12 - Robert B. Polet
13 - Stephen M. Wolf
The Board of Directors recommends a vote FOR:
For Against Abstain
2. Advisory Vote Approving Executive Compensation
The Board of Directors recommends a vote for every 1 YEAR:
1 Year 2 Years 3 Years Abstain
3. Advisory Resolution on the Frequency of Future Advisory Votes on Executive Compensation
The Board of Directors recommends a vote FOR:
For Against Abstain
4. Approval of the 2017 Performance Incentive Plan
5. Approval of the 2017 Stock Compensation Plan for Non-Employee Directors
The Board of Directors recommends a vote FOR:
For Against Abstain
6. Ratification of the Selection of Independent Auditors
The Board of Directors recommends a vote AGAINST:
For Against Abstain
7. Shareholder Proposal 1 - Human Rights Policy
8. Shareholder Proposal 2 - Mediation of Alleged Human Rights Violations
C 1234567890 J N T
1 P C F 3 2 0 2 5 6 1
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
02ITKD

PM
PHILIP MORRIS INTERNATIONAL
PHILIP MORRIS INTERNATIONAL
PHILIP MORRIS INTERNATIONAL INC.
2017 ANNUAL MEETING OF
SHAREHOLDERS
Wednesday, May 3, 2017
9:00 A.M., EDT
Grand Hyatt New York
Empire State Ballroom, Fourth Floor
109 East 42nd Street
New York, NY 10017
DIRECTIONS
You may request directions by calling 1-866-713-8075.
In order to attend the Meeting you must have an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to Question #4 in Exhibit A.
It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card OR vote your shares over the Internet or by telephone in accordance with the instructions provided on the reverse side.
Sign Up Today For Electronic Delivery
If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare.com/pmi.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.
Philip Morris International Inc.
Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders - May 3, 2017 +
André Calantzopoulos, Louis C. Camilleri and Jerry Whitson, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of Common Stock held by the undersigned in Philip Morris International Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Grand Hyatt New York, Empire State Ballroom, May 3, 2017, at 9:00 a.m. EDT, and at all adjournments thereof.
This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR all nominees, FOR Proposals 2, 4, 5 and 6, every 1 YEAR for Proposal 3, and AGAINST Proposals 7 and 8.
This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by April 28, 2017, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless contrary to law.
If you have voted by Internet or telephone, please DO NOT mail back this proxy card.
THANK YOU FOR VOTING
Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box.
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